=================================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-K/A

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                          April 8, 2002
        Date of Report (Date of earliest event reported)

                   Edge Technology Group, Inc.
     (Exact name of registrant as specified in its charter)



           Delaware                0-20995         13-3778895
 (State or other jurisdiction    (Commission     (IRS Employer
       of incorporation)        File Number)  Identification No.)


   6611 Hillcrest Avenue, # 223
         Dallas, TX                            75205
  (Address of principal executive            (Zip Code)
             offices)


                         (214) 999-2245
       Registrant's telephone number, including area code


                               N/A
  (Former name or former address, if changed since last report)
=================================================================

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Edge Technology Group's Acquisition Strategy

As a holding company, Edge provides the strategic vision, operational and management expertise, access to capital and leadership for business growth that will facilitate its subsidiaries' ability to deliver end-to-end ("E2E") solutions comprised of products and professional services that meet the information technology ("IT") needs of middle market companies. To succeed with this mission, Edge will continue to acquire professional services ("PS") firms and business application software ("BAS") companies. Our decisions to effect the following acquisitions were based on the following factors:

     *    Strategic compatibility;
     *    Operating experience;
     *    Valuation;
     *    Transaction structure;
     *    Audited financial statements; and
     *    Earnings per share analysis.

There can be no assurances that these acquisitions will achieve the objectives of management. Nearly all operations will continue within each OBU while a small corporate staff will interface with the capital markets, formulate and manage the Company's overall strategic objectives and oversee all mergers and acquisitions. As such, the corporate staff will operate separately at the holding company level, and the results of operations of each OBU will be included in our consolidated results.

Acquisition of The Visionary Group, Inc.
----------------------------------------

On April 8, 2002, we acquired The Visionary Group, Inc., a professional services firm providing IT consulting services related to Oracle applications software. Headquartered in Dallas, Texas, The Visionary Group has operations in Dallas and Austin, Texas. We paid $840,000 in cash and paid approximately $70,000 of existing debt in exchange for all the outstanding shares of The Visionary Group as a result of arms-length negotiations with The Visionary Group shareholders. The cash portion of the merger consideration was funded from the proceeds of our April 2002 offering of our Series A Convertible Preferred Stock (See "Recent Sales of Unregistered Securities - April 2002 Series A Convertible Preferred Stock"). The acquisition will be accounted for using the purchase method of accounting. As such, the assets and liabilities of The Visionary Group will be recorded at their estimated fair value and the results of operations will be included in our consolidated result of operations from the date of acquisition. The Visionary Group has 14 employees and generated revenues of $3.4 million and break even net income in 2001. We intend to expand the operations of The Visionary Group through the introduction of the proprietary software products we intend to acquire as we further implement our business plan.

Founded in March 1997, The Visionary Group is an e-business consulting and integration services firm that specializes in implementing, customizing, upgrading and supporting the Oracle suite of business applications. The Visionary Group provides a full line of application development, system upgrades and integration of Oracle products. With a strong focus and loyalty, The Visionary Group is able to provide its clients with a wide range of business solutions, products and services.

The Visionary Group's IT professional services practice consists of project management, full life-cycle development utilizing a broad range of Oracle's development tools, as well as functional and technical consulting for the Oracle
CRM, Manufacturing and Financial applications. Additionally,
The Visionary Group's consultants are recognized for their senior-level consulting expertise and knowledge.
Further, The Visionary Group has developed PRISM (Planning Resource Implementing Solutions Methodology), a proprietary business methodology to aid in the understanding of each client's e-business strategy and to systematically perform packaged solution implementations. This technology provides a proven formula to help companies in accelerating the installation, integration, ramp-up and application of Oracle solutions.

The Visionary Group's reputation in the business community, extensive Oracle partnerships and strong consulting experience makes it an excellent cornerstone for our IT Services business unit. The Visionary Group's focus on middle market companies, aided by their proprietary PRISM business methodology, further differentiates it as a leading Oracle business solution provider.

Competitors of The Visionary Group include the dozen or so similarly situated privately owned IT professional service firms located primarily throughout the North Texas region. Marketing of The Visionary Group's services is accomplished through an in-house sales staff of two and referral from its more than 50 established customers. Revenues are derived from providing IT Services on a project basis, and in 2001, approximately 15% of revenues were from repeat clients.

Much of the Visionary Group's business is recurring in nature. Although no single customer represents a concentration on an ongoing basis, because of the project nature of its work, occasionally, a customer may become significant for a period of time.

The Visionary Group operates from an office in Dallas of 1,985 square feet under a lease through March 2006.

A copy of the Agreement and Plan of Merger whereby we acquired
The Visionary Group was filed with the Securities and Exchange
Commission as Exhibit 10.1 of our Form 8-K filed April 23, 2002.


Acquisition of Media Resolutions, Inc.
--------------------------------------

On April 11, 2002, we acquired Media Resolutions, Inc., an Application Service Provider ("ASP") and website hosting company located in Dallas, Texas. We paid $330,000 in cash and 500,000 restricted shares of our Common Stock valued at $306,250 in exchange for all the outstanding shares of Media Resolutions as a result of arms-length negotiations with the shareholders of Media Resolutions. The cash portion of the merger consideration was funded from the proceeds of our April 2002 offering of our Series A Convertible Preferred Stock (See "Recent Sales of Unregistered Securities - April 2002 Series A Convertible Preferred Stock"). The acquisition will be accounted for using the purchase method of accounting. As such, the assets and liabilities of Media Resolutions will be recorded at their estimated fair value and the results of operations will be included in our consolidated result of operations from the date of acquisition. Media Resolutions has four employees and generated revenues of approximately $283,000 and breakeven net income in 2001. We will use Media Resolutions to develop and host websites and deliver the proprietary software products we intend to acquire as we further implement our business plan.

Media Resolutions was established in February 1999, and specializes in application hosting while also providing an array of other products and services including: HTML and Cold Fusion website development, graphic design, streaming video and custom scripting. Media Resolutions operates from a co-location site maintained by Allegiance Telecom, Inc. in Dallas, Texas under a short-term master service agreement.

Media Resolutions is an important component of our business model. Using Media Resolutions, we plan to host both our own proprietary software, once acquired, as well as our partners' software. This will provide us with greater control over the security, cost and feasibility of providing solutions to middle market customers. It will also allow us to form tighter relationships with our technology partners, as we will be able to offer services that other software partners cannot.
Additionally, Media Resolutions has developed several products for its customer base that we expect to be able to turn into products offered within the Business Application Software product group.

Competitors of Media Resolutions include the hundreds of similarly situated privately owned ASP's located throughout the North Texas region. Marketing of Media Resolution's services is accomplished primarily through referral from its more than 500 established customers. In 2001, 88% of revenues were derived from hosting services provided on a month-to-month basis.

Many of the customers of Media are repeat customers. Although no single customer represents a concentration on an ongoing basis, because of the project nature of its work, occasionally, a customer may become significant for a period of time.

A copy of the Agreement and Plan of Merger whereby we acquired
Media Resolutions was filed with the Securities and Exchange
Commission as Exhibit 10.2 of our Form 8-K filed April 23, 2002.

Acquisition of VirtuallyThere, Inc.
-----------------------------------

On May 30, 2002, we acquired VirtuallyThere, Inc. In exchange for the outstanding shares of VirtuallyThere, Inc, we paid $120,000 in cash, issued 1,153,846 shares of our restricted
Common Stock valued at $450,000 to the shareholders of VirtuallyThere, assumed approximately $185,000 of VirtuallyThere's existing liabilities as of the date of closing, as a result of arms length negotiations between the parties. The cash portion of the merger consideration was funded from the proceeds of our April 2002 offering of our Series A Convertible Preferred Stock (See "Recent Sales of Unregistered Securities - April 2002 Series A Convertible Preferred Stock").

The terms of the Merger Agreement provided that VT Acquisition Corp., a newly created and wholly owned subsidiary of Edge Technology Group, was merged into VirtuallyThere, with VirtuallyThere as the surviving entity. The acquisition will be accounted for using the purchase method of accounting. As such, the assets and liabilities of VirtuallyThere will be recorded at their estimated fair value and the results of operations will be included in our consolidated results of operations from the date of acquisition.

Founded in 1997, VirtuallyThere is an applications service provider and website hosting company located in Fort Worth, Texas. VirtuallyThere currently has twelve employee and generated revenues of approximately $1,000,000 with a net loss of approximately $79,000 for the year ended December 31, 2001.

Many of the customers of VirtuallyThere are repeat customers. Although no single customer represents a concentration on an ongoing basis, because of the project nature of its work, occasionally, a customer may become significant for a period of time.

A copy of the Agreement and Plan of Merger whereby we acquired
VirtuallyThere was filed with the Securities and Exchange
Commission as Exhibit 10.1 of our Form 8-K filed June 14, 2002.

Asset Purchase from Universal Data Technology, Inc.
---------------------------------------------------

On May 31, 2002, our newly created and wholly owned subsidiary, UDT Consulting, Inc., acquired the assets of Universal Data Technology, Inc., pursuant to an asset purchase agreement by and among Universal Data Technology, Inc., its shareholders, Edge Technology Group, Inc. and UDT Consulting, Inc. Universal Data Technology, Inc. is a professional services company which was founded in 1998, headquartered in Dallas Texas, with additional operations in Arkansas and Florida. As a member of the Microsoft Partner Program, UDT Consulting provides a full range of e-business services varying from Fortune 500 to small start-up businesses. UDT Consulting is a regional provider of full-service, high quality software integration services that focuses on high-end database technologies and e-business applications. With a primary focus on the retail and telecommunications industries, UDT Consulting's main geographical markets are in the South Central and Southeast United States.
UDT Consulting's consulting practice offers solutions ranging from Internet/Intranet content management to full-scale portal and e-commerce development.

Our total purchase price for substantially all of Universal Data Technology's assets will be the sum of $1,127,750 and the product of multiplying two times UDT Consulting's earnings before interest, taxes depreciation and amortization for the twelve months immediately following the closing date of the acquisition (the "Measurement Period"). The calculation of the purchase price is subject to certain deductions and offset provisions, all as set forth in the asset purchase agreement. An initial payment of $227,500 and the forgiveness of a $150,000 promissory note from Universal Data Technology to Edge were applied toward the purchase price as of the date of the closing. The remainder of the purchase price will be paid out monthly pursuant to an earn-out schedule, with any remaining payments to be delivered after the end of the Measurement Period, pursuant to the terms and conditions of the asset purchase agreement. The cash portion of the purchase price paid at closing was funded from the proceeds of our April 2002 offering of Series A Convertible Preferred Stock (See "Recent Sales of Unregistered Securities - April 2002 Series A Convertible Preferred Stock"). The purchase price for the acquired assets was reached as a result of arms length negotiations between the parties.

The assets of Universal Data Technology will be recorded at their estimated fair value and the results of operations will be included in our consolidated results of operations from the date of acquisition. For the year ended December 31, 2001, Universal Data Technology generated revenues of approximately $5,600,000 with a net loss of approximately $390,000. As of the date of this report, UDT Consulting employs 32 full-time consultants and support staff.

Much of UDT Consulting's business is recurring in nature. Although no single customer represents a concentration on an ongoing basis, because of the project nature of its work, occasionally, a customer may become significant for a period of time.

A copy of the Asset Purchase Agreement was filed with the Securities and Exchange Commission as Exhibit 10.2 of our 8-K filed June 14, 2002.

History

Edge Technology Group, Inc., formerly known as Visual Edge Systems Inc., was incorporated in Delaware in July 1994 and commenced operations in January 1995. Prior to our current emphasis on IT consulting services, software applications and application services, the business consisted primarily of developing, marketing and selling personalized videotape golf lessons featuring One-on-One golf video instruction ("One-on-One") by leading professional golfer Greg Norman, sold under the name "One-on-One with Greg Norman." We developed video production technology that digitally combined actual video footage of a golfer's swing with a synchronized "split-screen" comparison to Greg Norman's golf swing to produce a One-on-One golf lesson. The assets of the One-on-One business were sold to members of its prior management in September 2001.

We are in the early stage of revamping our business model beyond our historical golf training technology products. Our new business model is to acquire software related technology companies that deliver software products and related information technology services to middle market companies. We intend to offer products and services that improve the utilization of business information for middle market companies, initially within the United States. We expect that client organizations will benefit from integrated business process applications that are delivered on a fully outsourced basis through portal technology or, if needed, as traditional licensed products. Our acquisitions will target companies with existing strategic relationships with Oracle, IBM or Microsoft that will additionally allow us to take advantage of partnership opportunities available only to select parties. The technology companies targeted for acquisition are those that operate within the following business sectors: (1) professional services, (2) business application software comprised of six product groups and
(3) application services and management.

BUSINESS STRATEGY

Our business strategy is to bring together complementary professional services firms and business application software-related companies to offer our clients a complete end-to-end solution for their software needs. Our targeted customers are an estimated 150,000 middle-market companies in the U.S. with software and consulting needs. We will initially focus primarily on the U.S. market and plan to specifically serve the needs of middle market businesses. Middle market companies are defined as those that generate between $10 million and $2 billion in annual revenue and typically employ between 100 and 10,000 persons. Of the 3 million middle market companies in the United States (1997 data), there were approximately 150,000 companies that we would target.

Business Risk Factors
---------------------

Investors considering acquiring the shares of our Common Stock should consider carefully the following business risk factors. Any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently believe are immaterial, could harm our business, financial condition and operating results, and could result in the complete loss of any investment.



                  RISKS RELATED TO OUR BUSINESS

We are an early stage company and therefore our business and prospects are difficult to evaluate.
------------------------------------------------------------

The Visionary Group, Media Resolutions and VirtuallyThere, our operating subsidiaries, commenced initial operations in 1997, 1999 and 1997, respectively. Universal Data Technology, from which UDT Consulting acquired assets, commenced operations in 1998. Though each of the acquired companies has an operating history on its own, they have not operated collectively for any appreciable period of time; therefore we do not have any meaningful operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays and difficulties frequently encountered by companies in their early stages of development.

Our common stock is subject to the "penny stock" rules which may make it a less attractive investment.
----------------------------------------------------------------

Our common stock currently trades on the OTC Bulletin Board. Although we intend to file an application to list our stock on the NASDAQ Stock Market's National Market or SmallCap Market at some point in the future, we may not meet the initial listing standards for either of these markets if at all for some time to come. Therefore, we can provide no assurances that a liquid trading market will exist at the time any investor desires to dispose of any shares of our common stock. In addition, our common stock may at any time be subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. An accredited investor is generally defined as an investor with a net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale. Consequently, both the ability of a broker-dealer to sell our common stock and the ability of holders of our common stock to sell their securities in the secondary market may be adversely affected. The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is to sell the securities as a market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result of the additional suitability requirements and disclosure requirements imposed by the "penny stock" rules, an investor may find it more difficult to dispose of our common stock.

Our success depends on our ability to implement our business plan.
------------------------------------------------------------

Our business plan will succeed only if we are able to identify, acquire and manage acquisitions in addition to Media Resolutions, The Visionary Group, VirtuallyThere and the assets of Universal Data Technology. There can be no assurance that we will be able to implement our business plan, and failure to effectively implement our business plan will have a material adverse effect on Edge.

Our business depends on growth through business combinations and internal expansion.
----------------------------------------------------------------

As an integral part of our business strategy, we intend to continue to expand by acquiring information technology businesses and software related technology companies. We regularly evaluate potential business combinations and aggressively pursue attractive transactions. The success of this strategy depends not only upon our ability to identify and acquire businesses on a cost-effective basis, but also upon our ability to successfully integrate the acquired business with our organization and culture. Business combinations involve numerous risks, including: the difficulty in managing geographically remote operations; the diversion of management's attention from other business concerns; risks of losing clients and employees of the acquired business and the risks of entering markets in which we have limited or no direct experience. There can be no assurance we will be able to acquire additional business or that any business combination will result in benefits to us. In addition, we may open new offices in attractive markets with our own personnel. Many of our subsidiaries' branch offices were originally start-up operations. Not all branch offices, whether start-up or acquired, have been successful. There can be no assurances that we will be able to successfully start up, identify, acquire, or integrate future successful branch office operations. While we believe Media Resolutions, The Visionary Group, VirtuallyThere and UDT Consulting are compatible with our business plan, we can provide no assurance that we will be able to locate other suitable acquisition targets or that we will be able to complete additional acquisitions.

Our current financial condition prevents us from financing an acquisition independently.
-------------------------------------------------------------

Our current financial condition will not allow us to finance additional acquisitions independently. We cannot assure you that Edge will be able to obtain financing in addition to that secured in connection with the issuance of the Series A Convertible Preferred stock which closed in April 2002, on acceptable terms or at all. If we cannot obtain additional financing, we will not be able to complete future acquisitions and therefore, will not be able to fully implement our business plan.

We do not currently maintain a credit facility with any bank or financial institution. We believe that our ability to raise additional financing, either as debt or equity, is further hindered by our continuing operating losses, the low market price of our Common Stock and the lack of a listing for our stock on a national exchange.

We depend on our officers and key personnel.
-------------------------------------------

Our prospects depend on the personal efforts of Graham C. Beachum II, our President and Chief Executive Officer, Graham C. "Scooter" Beachum III, our Vice President and General Manager, and other key personnel throughout Edge and its operating subsidiaries to implement our acquisition and operating strategies. The loss of the services of these executives could have a material adverse effect on our business and prospects because of their knowledge, experience and contacts within the industry.

Our success depends, to a significant extent, on the continued contributions, experience and knowledge of our senior management team and key technical and marketing personnel and the key personnel of our operating subsidiaries. Our success also depends upon our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing personnel. No assurance can be given that we will be able to successfully attract, assimilate or retain a sufficient number of qualified personnel. The failure to do so could have a material adverse effect on our business, results of operation and financial condition.

If we fail to manage our growth and integrate our acquired
businesses, our business will be adversely affected.
----------------------------------------------------------

If the reorganization and business strategy discussed in this report results in significant growth of our operations, we will be required to implement and improve our operating and financial systems and controls and to expand, train and manage our employee base to manage this growth. To the extent that our management is unable to manage the growth and integration effectively, our business, results of operations and financial condition could be adversely affected. In addition, the integration of the acquired entities and their operations will require our management to make and implement a number of strategic operational decisions. The timing and manner of the implementation of these decisions could materially affect our business operations.

A small number of stockholders could exercise control over Edge, which may raise conflicts of interest.
----------------------------------------------------------------

A small number of stockholders, some of which comprise an affiliate group, own a sufficient amount of our capital stock (both shares of our Common Stock as well as shares of our Series A Convertible Preferred Stock) to exercise significant control over our business and its policies and affairs and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval, all in a manner that could conflict with the interests of other stockholders. The ability of the holders of our Series A Convertible Preferred Stock to vote on certain matters on an as-converted basis permits these preferred stockholders to have considerable influence over matters which come before our common stockholders (See "Description of Our Capital Stock - April 2002 Series A Convertible Preferred Stock" below). The interests of these holders could conflict with the interests of the holders of our Common Stock.

Our right to issue preferred stock and anti-takeover provisions under Delaware law could make a third party acquisition of us difficult.
----------------------------------------------------------------

Our certificate of incorporation provides that our Board of Directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us without the approval of our Board of Directors. Additionally, Delaware corporate law imposes certain restrictions on corporate control transactions that could make it more difficult for a third party to acquire us without the approval of our Board of Directors.

                  RISKS RELATED TO OUR INDUSTRY

PROFESSIONAL SERVICES INDUSTRY

We must attract and retain qualified consultants.
-------------------------------------------------

Our future success depends, in part, on our ability to attract and retain adequately trained personnel who can address the changing and increasingly sophisticated technology needs of our clients. While the current employment conditions have resulted in a greater pool of potential personnel and have lessened our risk somewhat in attracting high caliber consultants, there can be no assurance that such conditions will continue and we will be successful in attracting and retaining the personnel we require to conduct and expand our operations in the future.

We do not rely on long-term contracts.
--------------------------------------

Although we have many long-standing relationships with our clients, our business depends upon those relationships and our ability to develop new clients rather than upon long term contracts. If any significant client terminates its relationship with us or substantially decreases its use of our services, it could have a material adverse effect on our business, financial condition and results of operations.

Our business continues to change rapidly.
-----------------------------------------
Our market is characterized by rapidly changing technologies, such as the evolution of the Internet, frequent new product and service introductions and evolving industry standards. If we cannot keep pace with these changes, our business could suffer. Our success depends, in part, on our ability to develop service offerings that keep pace with continuing changes in technology, evolving industry standards and changing client preferences. Our success will also depend on our ability to develop and implement ideas for the successful application of existing and new technologies. We may not be successful in addressing these developments on a timely basis or our ideas may not be successful in the marketplace. Products and technologies developed by our competitors may also make our services or product offerings less competitive or obsolete.

We are dependent upon our relationship with Oracle and IBM.
----------------------------------------------------------

We have a significant relationship with Oracle as an implementation partner. In the event Oracle or IBM products become less desirable or competitive in the marketplace, the need for our implementation services would lessen and we could suffer a material adverse effect.

Our services are provided in the form of projects.
-------------------------------------------------

We provide and intend to continue to provide project services to our clients. Projects are distinguishable from the provision of other professional services by the level of responsibility we assume. In a typical project, we assume major responsibilities for the management of the project and/or the design and implementation of specific deliverables based upon client-defined requirements. As our project engagements become larger and more complex and often must be completed in shorter time frames, it becomes more difficult to manage the project and the likelihood of mistakes increase. In addition, our projects often involve applications that are critical to our client's business. Our failure to timely and successfully complete a project and meet our client's expectations could have a material adverse effect on our business, results of operations or financial condition. Such adverse effects may include delayed or lost revenues, additional services being provided at no charge and a negative impact to our reputation. In addition, claims for damages may be brought against us, regardless of our responsibility, and our insurance may not be adequate to cover such claims. Our contracts generally limit our liability for damages that may arise in rendering our services. However, we cannot be sure these contractual provisions will successfully protect us from liability if we are sued. We sometimes undertake projects on a fixed-fee basis or cap the amount of fees we may bill on a time and materials basis. Any increased or unexpected costs or unanticipated delays could make such projects less profitable or unprofitable and could have a material adverse effect on our business, results of operations and financial condition.

ASP INDUSTRY

Our limited history of offering ASP services to customers and the fact that we operate in a new industry for application services expose us to risks that affect our ability to execute our
business model.
------------------------------------------------------------------

Because the ASP model is relatively new, it continues to evolve. Furthermore, the market for Internet services, private network management solutions and widely distributed Internet-enabled application software has only recently begun to develop and is now evolving rapidly. We believe that many of our potential customers are not fully aware of the benefits of hosted and managed solutions. It is possible that these solutions will never achieve market acceptance. It is also possible that potential customers will decide that the risks associated with hiring ASPs in general (or smaller ASPs in particular) to implement and manage their critical systems and business functions outweigh the efficiencies associated with the products and services we provide. Concerns over transaction security and user privacy, inadequate network infrastructure for the entire Internet and inconsistent performance of the Internet and the financial viability of ASPs could also limit the growth of Internet-based business software solutions.

Special Note Regarding Forward Looking Statements
-------------------------------------------------

Some of the information discussed under the captions "Business Risk Factors," "Business," "Plan of Operation" and elsewhere in this Current Report on Form 8-K/A contain "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. These statements include without limitation, the following:


     * statements regarding our future capital requirements and our ability to satisfy our capital needs;
     * statements regarding our recent acquisitions and their prospects;
     * statements regarding our ability to implement our plans; and
     * other statements which speak to projections of future conditions or our anticipated performance which contain the words the words "anticipate" "believe," "expect," "intend" and words or phrases of similar import, as they relate to us or our management.

You should be aware that these "forward-looking" statements are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the ability to:

     * adapt and successfully execute our revised business plan;
     * overcome the possible negative market stigma associated with over-the-counter companies;
     *    manage and adapt to changing and expanding operations;
     * implement and improve operational, financial and management systems and processes;
     * locate, negotiate with, close and ultimately integrate additional attractive portfolio investments;
     *    attract, retain and motivate qualified personnel; and
     * overcome numerous other risks and difficulties generally experienced by early stage business models generally, including, but not limited to those factors set forth under the heading "Business Risk Factors" above.

BUSINESS

General Background
------------------

Commencing with the acquisition of The Visionary Group, Media Resolutions, VirtuallyThere, and the assets of Universal
Data Technology, Inc., we have become an operating group of companies. Examples of our professional services customers include Hilton Hotels, Medical Information Corp., State of Texas, Madix, Cygnet Technologies and Ocular. Examples of our ASP customers include American Airlines, Pier 1 Imports,
La Madeline and Justin Brands. Although we may perform project work in other regions, we currently maintain operations and sales offices in Dallas and Fort Worth, Texas.

The management teams of our corporate group and subsidiaries have over 20 years of experience in technology and software companies. We intend to serve the IT needs of middle market companies by (1) acquiring companies that offer professional services and / or BAS products, (2) developing BAS product strategies and (3) cultivating business efficiencies amongst subsidiaries.

Our current operating subsidiaries, The Visionary Group, Media Resolutions, VirtuallyThere and UDT Consulting's predecessor (Universal Data Technology, Inc.) commenced initial operations in 1997, 1999, 1997 and 1998, respectively, and we revised our business model in the first part of 2001 and only began the implementation of this business model in the second part of 2001. Consequently, we are properly regarded as an early stage company. We have a very limited combined operating history upon which investors and others can evaluate our newly integrated company, our current business and our prospects.

INDUSTRY BACKGROUND

Professional Services
---------------------

Edge and its professional services subsidiaries which are The Visionary Group and UDT Consulting, Inc. (our "PS Subsidiaries") provide IT professional services, and to a lesser extent, resell certain hardware and software products. Our services are offered on a project or strategic staffing basis in both custom and enterprise resource planning ("ERP") package environments, and across all technology platforms, operating systems and infrastructures. Our clients consist primarily of middle market companies.

The market demand for Edge's services is dependent on discretionary spending by middle market companies in the area of IT. Due to current macroeconomic conditions, the demand for IT services has softened compared to prior years. Beginning in 1998 through the middle of 1999, major corporations spent heavily on IT services in order to prepare their information systems for the potential problems presented by the year 2000 ("Y2K"). Companies with information systems applications that were not "Y2K compliant" either fixed those systems by re-writing software code or implemented new systems that were Y2K compliant.

After this period of spending on Y2K compliance, existing major corporations and well funded startup entities spent heavily on systems that supported the conduct of business over the Internet. For major corporations this spending on "e-business initiatives" was, in part, a defensive tactic against new businesses entering the market. These new "dot.com" business entities raised a great deal of money in both the private and public equity markets and used a significant portion of those proceeds on information systems to support their new business models.

Along with these dot.com businesses came IT professional services firms that provided information technology services to support the e-business initiatives of both new dot.com business entities and existing corporations wanting to conduct business over the Internet. Several of these Internet consultancies were successful raising capital in the public equity markets and were also successful gaining acceptance as experts in the newer Internet technologies. As a consequence, a disproportionate share of the dollars spent on e-business initiatives by both new dot.coms and existing corporations went to these new Internet consultancies.

Beginning in the latter part of 2000 and into 2001, many of these dot.com entities exhausted the capital raised in the equity markets, were not able to raise additional capital and did not have a cash flow stream to support their businesses as going concerns. Consequently, many of these firms went out of business, and the threat of these dot.coms to traditional business models waned, negatively affecting IT spending on e-business initiatives. As dot.com entities began failing and IT spending declined, many of the new Internet consultancies that entered the market failed as well.

By the middle of 2001, the U.S. economy was in recession, and major corporations further curtailed discretionary IT spending.
As 2002 progresses, we are hopeful that the U.S. economic recession will be short lived, and that spending on IT initiatives will grow at normal historical rates. In that event, we believe that Edge is competitively positioned to take advantage of improving conditions.


Edge Value Proposition in the Professional Services Industry
------------------------------------------------------------

Integrated solutions require planning, design, deployment,
consulting and integration services.   Edge delivers these
capabilities through its PS Subsidiaries and the broad array of professional services offered by its subsidiaries. This expertise encompasses many disciplines enabling the Company to cover each of the targeted industries that Edge has committed to serve. Edge enhances this integration capability through the use of its ASPs and offers services to develop, implement and integrate custom technology applications. This professional services offering addresses the unique elements demanded by middle market companies. The prevalent practice of extensive customization typical of Global 2500 firms does not exist in the middle market. The same strict requirements involving the skills, scope of work, the implementation and integration of applications and systems, however, is the same. To this point, we believe that the level of experience for Edge's PS consultants is on par with larger PS companies

ASP Industry
------------

Traditionally, organizations have installed, operated and maintained enterprise software applications internally. The ongoing costs of operating these applications, including patching, upgrading, training and management expenses, are often significant, unpredictable and inconsistent and may increase over time. The emergence of the Internet, the increased communications bandwidth and the re-writing of enterprise software to be delivered over Internet protocol networks are transforming the way enterprise software applications are being provided to customers. Instead of in-house installations, these applications are beginning to be hosted by third parties in which the hosting company maintains the applications on an off-site server, typically in a data center, and delivers the applications to customers over the Internet as a service. In addition, competitive pressures have led to a renewed focus on core competencies with many businesses concluding that building and maintaining IT capabilities across their entire set of applications are not core competencies. In response to these factors, companies are adopting hosted and managed applications rather than managing them in-house.

New e-commerce business models have increased demand for e-commerce software applications. E-commerce applications range from electronic procurement systems to business-to-business exchanges connecting communities of buyers and sellers across entire supply chains. These applications are designed to be Internet-hosted and may be deployed quickly. The appeal of these e-commerce applications has extended beyond emerging high-growth and middle-market companies to larger enterprises as enterprises of all size recognize the need to adopt and rapidly deploy e-commerce applications for their businesses.


Edge Value Proposition in the ASP Industry
------------------------------------------

A fundamental component of Edge's strategic vision is the ASP delivery mechanism to implement IT solutions to the middle market. Edge intends to deliver BAS products through an ASP
model.    Edge will also offer third-party software and
applications through either an ASP or license agreement. ASPs enable middle market companies to link end-users to applications with significantly lower cost. Internal or custom applications are not replaced; they are accessed through a universal external point. This allows for new technologies or applications to be deployed "along side" of the internal applications without "shutdowns" in the network. ASP hosting creates a revenue-generating vehicle for Edge's PS Subsidiaries to provide ongoing maintenance and upgrades. To date, Edge has acquired Media Resolutions, Inc. and VirtuallyThere, Inc. (our "ASP Subsidiaries").


OUR SERVICE AREA

Edge provides professional services and application hosting and development for middle market companies in the Southeast United
States. The Company currently serves customers in Texas, Arkansas, Louisiana and Florida.


SALES AND MARKETING

Professional Services
---------------------

We currently maintain a direct sales force of approximately six employees at who market our services to senior business executives, chief information officers, information systems managers and others who purchase IT services. New client contacts are generated through a variety of methods, including client referrals, trade shows, personal sales calls and direct mailings to targeted clients.

ASP
---

We sell and market our services primarily through a direct sales force and referrals from software vendors, systems integrators and current customers. We currently have two sales and marketing employees. We focus our marketing efforts on achieving brand recognition, market awareness and lead generation. We market our services through magazine advertising, directed advertising and targeted events including tradeshows, conferences and seminars. We feature customer recommendations in our magazine advertising and other promotional activities.

SEASONALITY

The PS Subsidiaries experience a moderate amount of seasonality. The first quarter revenues tend to be the lowest, higher revenues are generally reflected in the second and third quarters and revenues in the fourth quarter declines from the mid-year levels. Revenues for ASP Subsidiaries do not reflect a discernable pattern of seasonality.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets." The new standards require that all business combinations initiated after June 30, 2001, must be accounted for under the purchase method. In addition, all intangible assets that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented or exchanged, shall be recognized as an asset apart from goodwill. Goodwill and intangibles with indefinite lives will no longer be subject to amortization, but are subject to at least an annual assessment for impairment by applying a fair value based test. We adopted these standards as of January 1, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 retained substantially all of the requirements of SFAS No. 121 while resolving certain implementation issues. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management believes the impact of this pronouncement on our operations, if any, will not be material.

POTENTIAL COMPETITION

Edge has identified several categories of potential competitors related to its E2E offering of products and professional services. Although participants in each of these categories could become actual competitors, we believe it would require a significant shift in their product and service offerings and/or strategic focus.

Top-Tier Consulting Firms and Software Consulting Divisions - Top tier consulting firms make up the closest group of competitors in terms of the breadth of their product offerings. Companies such as Accenture, PricewaterhouseCoopers and EDS provide many of the same services but focus on the Global 2500. Similarly, Oracle, IBM and Computer Associates all field professional services divisions that implement their solutions. However, many middle market customers are not able to afford the services of these companies.

Best of Breed Software Companies - Firms like Seibel, PeopleSoft and SAP offer specific products to their customers, but in each instance, these companies focus on a single product offering. Their strategy is to be the best at a single offering. As such, Edge's customers may require implementation of these best of breed products from time to time. However, these companies are not direct competitors because of Edge's focus on a complete E2E solution.

Packaged Software - Companies such as Intuit, Great Plains and Lotus offer limited off-the-shelf applications that have a much narrower scope than Edge offers. These companies market to both the Small Office Home Office ("SOHO") and lower end of the middle market where customers require little, if any, customization at all. In fact, Edge has found that its PS Subsidiaries are replacing these applications with more robust, customizable solutions for growing middle market customers. These applications are vertically aligned in specific industries. Professional service support is rarely offered.

Resellers - iPlanet, JamCracker and WebMethods resell hardware and software products of others where margins are thin. As a result, many resellers are attempting to expand their business offering by including professional services. These companies are finding it difficult to operate outside of their core competencies and to obtain the necessary funds to acquire new business units.

EMPLOYEES

As of June 19, 2002, we had a total of 54 full-time employees, including nine employed by The Visionary Group, four by Media Resolutions, 11 by VirtuallyThere and 20 by UDT Consulting. In addition, we typically have 15-20 independent contractors working with our various operating subsidiaries.

FACILITIES

As of June 19, 2002, we have 6,735 square feet under long-term non-cancelable lease for our operations. Our current properties are:

          Location               Size            Description
----------------------------  ----------  --------------------------
12222 Merit Drive, Dallas,      1,985     Visionary Group Offices,
Dallas, Texas 75251                         expires March 31, 2006

513 Main Street, Suite 300,     4,750     VirtuallyThere Offices,
Fort Worth, Texas 76102                     expires September 30, 2006

Although the hardware of Media Resolutions, Inc. is located in a co-location facility managed by Allegiance Telecommunications under a service agreement, the employees currently share office space with an unrelated company on a month-to-month basis.

As is typical of the professional services industry, the consultants of UDT Consulting, Inc. generally work in the offices of their clients. The company is currently evaluating lease spaces to serve as its administrative office.

Edge is currently negotiating a lease for approximately 6,500 square feet for its corporate headquarters.

LEGAL PROCEEDINGS

Proceedings with Debtors
------------------------

On September 22, 2000, we made an unsecured loan of $1.4 million to Hencie, Inc. ("Hencie"), a Texas-based IT Services business.
The loan was guaranteed by a related company, Hencie Consulting
Services, Inc. and personally guaranteed by Hencie's CEO.

The $1.4 million loan to Hencie matured November 22, 2001, and went into default. On January 8, 2002, we filed suit for collection against Hencie, Inc., as debtor, and its CEO Adil Kahn and Hencie Consulting Services, Inc., both as guarantors.

On May 22, 2002, we entered into a Settlement Agreement and Release with Hencie and the guarantors whereby we received an agreed judgment and will receive monthly payments of principal and interest through April 2004 totaling approximately $1.3 million. If the sale of Hencie occurs as publicly announced by Alternate Marketing Networks, Inc. (ALTM) on April 23, 2002, the amounts due under the Settlement Agreement and Release will be secured by shares of ALTM stock. Otherwise, amounts due under the Settlement Agreement and Release will be unsecured.

Proceedings against The Visionary Group
---------------------------------------

On June 4, 2002, we were notified The Visionary Group and Edge had been sued for non-payment of approximately $110,000 due to a former sub-contractor. We intend to defend the matter vigorously.

PLAN OF OPERATION

This Current Report contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described in "Business Risk Factors" and elsewhere in this filing. See "Special Note Regarding Forward-Looking Statements." You should read the following discussion with our consolidated financial statements and related notes included elsewhere in this Current Report.

Overview
--------

Our primary activities since January 1, 2001, have included:

     *    Creating Edge's new business model and plan;

     * Raising capital necessary to operate under Edge's new business model;

     * Identifying acquisition candidates that will fit into Edge's business model; and

     *    Closing the first four acquisitions in April and May
          2002.

Accordingly, the revenue and income potential of our business model is unproven, and our limited operating history makes it difficult to evaluate our prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and management of growth. To address these risks, we must, among other things, implement and successfully execute our business and marketing strategy and attract, retain and motivate qualified personnel. We cannot assure you that we will be successful in addressing such risks, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We operate through four direct and wholly-owned subsidiaries, including:

     * The Visionary Group, Inc., a Texas corporation formed in 1997, which provides professional services that include project management, integration services and full life-cycle development utilizing a broad range of consulting expertise and knowledge of Oracle's CRM, manufacturing and financial applications;

     *    Media Resolutions, Inc., a Texas corporation formed in
          1999 which provides application hosting and management services;

     * VirtuallyThere, Inc., a Texas corporation formed in 1997, which offers custom web application development, complete website design, interactive multimedia development and database construction; and

     * UDT Consulting, Inc. a Texas corporation, the predecessor of which (Universal Data Technology, Inc.)
          was formed in 1998, which provides e-business, system and storage management and database management professional services supporting IBM/Informix, Oracle and Microsoft.

Our 12-Month Plan
-----------------

Our plan of operation for the upcoming 12 months calls for the following:

     * Additional fundraising activities to continue our acquisition strategy;

     * Additional acquisitions to fill in Edge's E2E offering of BAS products and professional services to meet the needs of middle market companies; and

     * Operating the businesses that Edge has acquired to date.

Employees
---------

As of June 19, 2002, we had a total of 54 full-time employees, including nine employed by The Visionary Group, four by Media Resolutions, 11 by VirtuallyThere and 20 by UDT Consulting.
In addition, we typically have 15-20 independent contractors working with the various subsidiaries.

The number of employees that Edge will have by the end of 2002 is dependent upon the number of acquisitions that Edge will be able to complete during that timeframe, and as a result, this number is difficult to ascertain. Edge's corporate staff will look to hire additional employees as the business warrants, which may include additional executives.

Liquidity and Capital Resources
-------------------------------

We have experienced continuing losses and working capital deficits. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our plans in this regard are to continue fundraising efforts and to implement our new business plan as described herein and in recent press releases.

We do not maintain a bank credit facility. We expect our liquidity to remain tight throughout 2002. We will look to our current cash reserves, cash reserves created by our April 2002 Series A Convertible Preferred Stock financing and cash flows generated by our newly acquired companies (Media Resolutions, The Visionary Group, VirtuallyThere and UDT Consulting) to meet liquidity requirements in the coming year. While we have a level of comfort as to the projected cash flows generated by our newly acquired companies, we are relying on projections based upon assumptions and forecasts, including factors beyond our control. Actual results could vary from our projections and such variance could have a significant adverse effect on our liquidity.

We have historically financed our operations primarily through the sale of equity securities or instruments convertible into equity securities. Although we just completed such a financing as described below (See "Recent Sales of Unregistered Securities
- April 2002 Series A Convertible Preferred Stock"), there can be no assurance that future financings can be completed.

Our forecast of the period of time through which our financial resources will be adequate to support our operations under our current plan of operation is a forward-looking statement that is subject to risks and uncertainties, and we may be required to raise additional capital prior to that time and afterwards.

Management's Discussion
-----------------------

During 2001, we produced no material revenues from current operations. We expect to derive substantially all of our revenues from our four operating subsidiaries during 2002.

The Company provides consulting services under time-and-material and fixed-priced contracts. The majority of service revenues are recognized under time-and-material contracts as hours and costs are incurred. Revenues include reimbursable expenses separately billed to clients. For fixed-priced contracts, revenue is recognized on the basis of the estimated percentage of completion based on costs incurred relative to total estimated costs. The cumulative impact of any revisions in estimated revenues and costs are recognized in the period in which they become known. Losses, if any, on fixed-price contracts are recognized when the loss is determined.

Unbilled accounts receivable represent amounts recognized as revenue based on services performed in advance of billings in accordance with contract terms. Any deferred revenues consist of amounts received or billed in advance of services to be provided.

Much of our business is recurring in nature. Although no single customer represents a concentration on an ongoing basis, because of the project nature of our work, occasionally, a customer may become significant for a period of time.

In the future, the level of our net revenues will depend on a number of factors including, but not limited to, the following:

     *    the number of customers we are able to obtain;
     *    the price we charge for our services;
     *    the extent of sales incentives we offer; and
     *    the number of additional markets we enter.


No assurances can be given that we will be able to either maintain or grow existing revenues.

Cost of revenues consist primarily of the salary expense of consultants in the PS and ASP Subsidiaries.

Edge's subsidiaries typically extend payment terms to customers in keeping with general industry practice. This varies by subsidiary, customer and OBU. The terms for invoices of the Company's PS Subsidiaries include invoices due upon receipt or within 30 days as negotiated, and these invoices are sent weekly or bi-weekly, based upon timesheets. Our ASP Subsidiaries typically have customer contracts where recurring services are paid for in advance on a monthly basis. Custom programming projects are billed based upon a retainer and progress payments.

Our operating expenses are comprised of:

     *    Corporate-level administrative salaries;

     * Legal and accounting fees, much of which are related to acquisitions; and

     * General and administrative expenses, which consists primarily of compensation and related expenses for our administrative and accounting staff and occupancy costs.

We anticipate that our operating expenses will increase substantially in future periods as the Company completes more acquisitions. Our limited operating history makes it difficult for us to predict future operating results and, accordingly, there can be no assurance that we will achieve or sustain revenue growth or profitability.

Executive Officers
------------------

The executive officers, their ages and backgrounds are as follows:

Graham C. Beachum II  Age 54, President, CEO and Director since
                      January 2001.

                      Mr. Beachum has been the President and Chief
                      Executive Officer of Edge since January 2001. From January 2000 to December 2000, Mr. Beachum was a private investor. From September 1996 to January 2000, Mr. Beachum was the Chairman and Chief Executive Officer of Axtive Corporation, a maker of customer relationship management software which was sold to Remedy Corporation in 2000. From March 1991 to September 1996, Mr. Beachum was a private investor. On May 28, 1998 Mr. Beachum filed a voluntary petition under Chapter 7 of the Federal Bankruptcy Code and was discharged in September 1998 from certain tax liens arising from business interests during the time from 1991 to 1996 in which he was primarily a private investor. From 1988 to 1991, Mr. Beachum was an executive officer of or consultant to personal computer start-up companies such as Wang Microsystems, Northgate Computers, Gateway 2000 and Digital Equipment. From 1985 to 1988, Mr. Beachum was Executive Vice President of Sales and Operations for PC's Limited and its successor Dell Computer Systems. From 1984 to 1985, Mr. Beachum was the Vice President and General Manager of the Business Products Division of Tandy Corporation. From 1968 to 1984, Mr. Beachum held a variety of positions with International Business Machines Corporation including his final position as Director of Worldwide Sales and Marketing for the personal computer division of IBM.

David N. Pilotte      Executive Vice President and Chief Financial
                      Officer since August 2001.

                      Mr. Pilotte's business and consulting career spans more than 20 years of successful financial management. From June 1998 until after its sale in November 2000, Mr. Pilotte was Vice President and Corporate Controller of American Pad & Paper Company, a publicly held converter of paper products with revenues approaching $700 million annually. From April 1997 to April 1998, and prior to its sale to National Semiconductor, Mr. Pilotte was Corporate Controller of Cyrix Corporation, a publicly held company designing microprocessors for personal computers. From February 1992 to October 1996, Mr. Pilotte had Treasurer responsibilities for Baldor Electric Company, a publicly held manufacturer of industrial electric motors and drives. In the intervening months between positions listed above, Mr. Pilotte served as an advisor to small and mid-sized businesses effecting financial and operational restructurings, raising private capital and serving as interim CFO.

Board of Directors
------------------

Below  are the names and ages of the directors of Edge Technology
Group, Inc., the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

Graham C. Beachum II  Age 54, President and Chief Executive
                      Officer and Director Since January 2001.
                      See the biography of Mr. Beachum under
                      "Executive Officers and Directors" above.

J. Keith Benedict     Age 30, a director since August 1999.

                      Mr. Benedict has been Vice President of the general partner of HW Capital, L.P., the investment manager for several affiliated investment funds that are stockholders of Edge, since April 1999. From September 1996 to March 1999, Mr. Benedict served as an attorney in the corporate and securities section at the law firm of Bracewell & Patterson, L.L.P. Mr. Benedict received a J.D. degree from the Washington & Lee University School of Law in May 1996.

John A. Wagner        Age 45, a director since August 1999.

                      Mr. Wagner serves as President of the Hunt
                      Sports Group, L.L.C., and has been an officer of Hunt Sports Group, L.L.C. since January 1997. Mr. Wagner has been a Vice President of the general partner of HW Capital, L.P., the investment manager for several affiliated investment funds which are stockholders of Edge, since July 1999. Prior to January 1997, Mr. Wagner was a CPA and served 12 years in the public accounting industry, predominantly with Coopers and Lybrand, L.L.P. His area of expertise was federal and state tax issues for entrepreneurial and sports related interests.

Significant Employees
---------------------


Graham C. "Scooter"              Age 32, Vice President and General
  Beachum III                    Manager since January 2001

                                 Mr. Beachum began his career as the
                                 founder of "StreetSmart," a
                                 technology product and pricing
                                 report that provided competitive
                                 intelligence to Dell Computer
                                 Corporation, IBM Corporation,
                                 Digital Equipment Corporation and
                                 other personal computer companies.
                                 In 1993 he sold his first
                                 entrepreneurial venture and shortly
                                 thereafter founded Axtive Software
                                 Corporation, with the development of
                                 "ART," an embedded customer
                                 relationship solution that captures
                                 customer registration data and
                                 initiates ongoing licensing,
                                 marketing and service relationships.
                                 The "ART" product line was followed
                                 by   "e.Monogram," an e-business
                                 personalization application suite
                                 for business-to-business
                                 enterprises.  After supporting
                                 client organizations such as IBM and
                                 Lotus Development, Axtive's
                                 technology and development
                                 operations were acquired by Remedy
                                 Corporation in 2000.  From January
                                 2000 to December 2000, Mr. Beachum
                                 was a private investor. Mr. Beachum
                                 earned a BS in Management
                                 Information System and a BS in
                                 Marketing from Southern Methodist
                                 University and an MBA from the
                                 McLaren Business School at the
                                 University of San Francisco. Scooter
                                 Beachum is the son of our Chief
                                 Executive Officer, Graham C.
                                 Beachum II.

                                 In January 2001, we entered into an
                                 employment agreement with Mr.
                                 Graham C. "Scooter" Beachum III to
                                 serve as our Vice President and
                                 General Manager.  The Agreement
                                 expires on January 2, 2005, unless
                                 terminated earlier.  Under the
                                 Agreement, Scooter Beachum is
                                 entitled to receive an annual base
                                 salary of $95,000 that shall be
                                 increased to $165,000 upon the
                                 successful conclusion of an equity
                                 offering by Edge of at least $10
                                 million.  The annual base salary
                                 shall be increased by 5% each
                                 fiscal year.  In addition, Scooter
                                 Beachum was granted options to
                                 purchase 750,000 shares of Edge's
                                 Common Stock at an exercise price
                                 of $1.50 per share, of which 25%
                                 vested upon the grant date and the
                                 remainder vesting at the rate of
                                 18.75% on January 2 of each
                                 successive year.  Pursuant to the
                                 agreement, Scooter Beachum will
                                 also be eligible to receive a bonus
                                 based on our performance, as
                                 determined by the Board of
                                 Directors or its Compensation
                                 Committee.  In the event that
                                 Scooter Beachum is terminated
                                 without cause, including a change
                                 of control (as defined in the
                                 Agreement), he will be entitled to
                                 receive as severance the amount of
                                 his base salary for (i) the
                                 remainder of his term of
                                 employment, or (ii) six months,
                                 whichever period is shorter.  The
                                 Agreement also contains customary
                                 nondisclosure and non-competition
                                 covenants, as well as an assignment
                                 of inventions.  We were not
                                 required to record any compensation
                                 expense in 2001 as a result of the
                                 grant of these options.

EXECUTIVE COMPENSATION

Summary Compensation Table from 10-K
------------------------------------

The following table provides summary information concerning compensation paid by us to our Chief Executive Officer and other named executive officers, if any, who earned more than $100,000 in salary and bonus for all services rendered in all capacities during the fiscal year ended December 31, 2001.

                                                                       Long-Term
                                                     Annual       Compensation Awards
                                                  Compensation   ---------------------
                                                  ------------   Securities Underlying      All Other
Name and Principal Position(s)      Year             Salary           Options(#)          compensation
------------------------------     ------         ------------   ---------------------    ------------
Graham C. Beachum II(1)             2001          $    95,833         1,500,000                      -
    President and Chief             2000                    -                 -                      -
     Executive Officer (since       1999                    -                 -                      -
     January 2001)


In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officer because the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the named executive officer in 2001.

(1)Mr. Beachum's principal positions are described above under "Your Board of Directors."

Employment Agreements; Executive Compensation
---------------------------------------------

In January 2001, we entered into an employment agreement with Mr. Graham C. Beachum II to serve as our President and Chief Executive Officer. Mr. Beachum has assembled other personnel to develop and expand our business plan. The Agreement expires on January 2, 2005, unless terminated earlier. Under the Agreement, Mr. Beachum is entitled to receive an annual base salary of $100,000 that shall be increased to $240,000 upon the successful conclusion of an equity offering by Edge of at least $10 million. The annual base salary shall be increased by 5% each fiscal year. In addition, Mr. Beachum was granted options to purchase 1,500,000 shares of Edge's Common Stock at an exercise price of $1.50 per share, of which 25% vested upon the grant date with the remainder vesting at the rate of 18.75% on January 2 of each successive year. Pursuant to the agreement, Mr. Beachum will also be eligible to receive a bonus based on our performance, as determined by the Board of Directors or its Compensation Committee. In the event that Mr. Beachum is terminated without cause, including a change of control (as defined in the Agreement), he will be entitled to receive as severance the amount of his base salary for (i) the remainder of his term of employment, or (ii) six months, whichever period is shorter. The Agreement also contains customary nondisclosure and non-competition covenants, as well as an assignment of inventions.
We were not required to record any compensation expense in 2001 as a result of the grant of these options.

1996 Employee Stock Option Plan
-------------------------------

In April 1996, we adopted the 1996 Stock Option Plan (the "1996 Plan") and it was amended most recently in August 2000. The 1996 Plan provides for the granting to directors, officers, key employees and consultants of up to 500,000 shares of Common Stock in a year. Grants of options may be incentive stock options or non-qualified stock options and will be at such exercise prices, in such amounts, and upon such terms and conditions, as determined by the Board of Directors or the compensation committee of the Board of Directors. The term of any option may not exceed ten years. In August 2000, the 1996 Plan was amended to increase the number of shares reserved for issuance to 1,000,000 shares of Edge's Common Stock outstanding.

The 1996 Plan also provides for the automatic grant of 5,000 non-qualified stock options upon commencement of service of a non-employee director and 2,500 options per year per director thereafter. The exercise price of the option may not be less than 100% of the market value of Edge's Common Stock at the time of grant. Such options vest one-third on the date of the grant and one-third on the first two anniversary dates and have a term of five years. Because of their relationship with a stockholder of Edge, each of our current non-employee directors has declined such option grants.

Beginning in 2000, stock option grants were made by the Board of Directors that would cause the number of options issued under the 1996 Plan to exceed the number authorized under the plan. Such grants were made subject to stockholder approval at the next annual meeting of stockholders.

As of June 19, 2002, there were 4,860,400 option shares outstanding with strike prices ranging from $.42 to $2.32 per share, of which 1,845,433 were outstanding under the 1996 Employee Stock Option and none available for future grants.

Stand-Alone Option Agreements
-----------------------------

In connection with the acquisitions described above and in addition to the above-referenced stock option plans, the Company issued stand-alone option agreements to the key managers (former executives) of the companies we acquired to become our operating subsidiaries. Under these stand-alone plans, Edge granted non-qualified stock options to purchase our $.01 par value Common Stock at fair market value on the date of grant (ranging from $.42 to $.77 per share), vesting ratably over three years and expiring ten years from the date of grant. As of June 19, 2002, there were 1,900,000 options outstanding under stand-alone plans, of which 1,305,000 are currently vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Certain Stockholders, Directors and
Executive Officers

 The following table sets forth information as of June 19, 2002 with respect to the beneficial ownership of our Common Stock and our Series A Convertible Preferred Stock by:

     *    each of our named executive officers and directors;

     *    all of our executive officers and directors as a group;
          and

     * each person or group of affiliated persons, known to us to own beneficially more than 5% of our Common Stock or our Series A Convertible Preferred Stock.

In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table gives effect to the shares of Common Stock that could be issued upon the exercise of outstanding options and Common Stock purchase warrants within 60 days of June 19, 2002. Unless otherwise noted in the footnotes to the table, and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. The address of each executive officer and director is c/o Edge Technology Group, Inc., 1445 Ross Avenue, Suite 4500, Dallas, Texas 75202. We have calculated the percentages of shares beneficially owned based on 18,539,622 shares of Common Stock and 4,200 shares of Series A Convertible Preferred Stock outstanding at June 19, 2002.




                                                                                         Shares of Series A
                                                                                     Convertible Preferred Stock
                                                         Shares of Common Stock        beneficially owned (1)       Percentage of
                                                        ------------------------     ----------------------------    All Voting
               Person  or Group                            Number        Percent      Number            Percent     Securities (2)
----------------------------------------------         ----------      ---------     ----------     -------------  ---------------
Named Executive Officers and Directors:
   Graham  C.  Beachum II (3)                                656,250        3.4%             --                --       2.6%
   J.  Keith  Benedict (4)(5)                                     --          --             --                --        --
   John A. Wagner  (4)(5)                                         --          --             --                --        --
   All executive officers and directors
     as  a  group (4 persons)                                731,250        3.8%             --                --       2.9%

Beneficial Owners of 5% or More of Our
 Outstanding Common Stock or our Series A
 Convertible Preferred Stock:
    Glacier  Capital Limited (4)(5)                        1,156,679        6.2%             --                --       4.8%
    Summit  Capital Limited (4)(5)                         1,156,679        6.2%             --                --       4.8%
    Sandera  Partners, L.P. (4)(5)                         2,380,357       12.8%          2,000              47.6%     20.9%
   Global Capital Funding Group, L.P.; Strategic
    Investment  Fund Limited  (6)                                  --         --          1,250              29.8%      6.9%
   Infinity  Investors Limited (7)                         7,327,786       39.5%             --                --      30.3%
   GCA  Strategic Investment Fund Limited  (8)                     --         --            750              17.9%      4.1%
--------------------------------------------------------------------------------------------------------------------------------




(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock and Series A Convertible Preferred Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the record date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that (a) options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of June 19, 2002, have been exercised and (b) securities convertible into shares of Common Stock that are held by such person (but not those held by any other person) and which are convertible within 60 days of record date have been converted.

(2) Holders of Common Stock are entitled to one vote per share. Holders of Series A Convertible Preferred Stock are entitled to vote on an "as converted" basis. Since the "initial conversion price" has been set at $0.75 per share, each share of Series A Convertible Preferred Stock is considered to be convertible into 1,333.33 shares of Common Stock as of June 19, 2002. Therefore, for purposes of calculating the percentage of voting power held by any person or entity identified in the chart above, the total votes outstanding are equal to 24,139,608, being the result of the addition of the total votes attributable to the Common Stock as of June 19, 2002 (18,539,622) plus the total votes attributable to the Series A Convertible Preferred Stock as of June 19, 2002 (5,599,986).

(3) Includes options to purchase 656,250 shares of Common Stock which are exercisable within 60 days from June 19, 2002.

(4) J. Keith Benedict and John A. Wagner are representatives of the investment manager (or its affiliates) of Glacier
     Capital Limited, Summit Capital Limited and Sandera
     Partners, L.P.

(5) Summit Capital Limited, Glacier Capital Limited, and Sandera Partners, L.P. have affirmed the existence of a "group" as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended. Information regarding these entities has been obtained from the Schedule 13D/A, filed January 7, 2002, with respect to the "group" in which these entities are included. J. Keith Benedict and John A. Wagner are representatives of the investment manager (or its affiliates) of the other funds in the group. The address of each of the entities in this group is 1601 Elm Street, Suite 4000, Dallas, Texas 75201.

(6) Includes options to purchase 731,250 shares of Common Stock, 75,000 of which belong to David N. Pilotte, all of which are exercisable within 60 days from June 19, 2002.

(7)  The address of Global Capital Funding Group, L.P; Strategic
     Investment Fund Limited is 106 Colony Park Drive, Suite 900
     Cummings, GA 30040.

(8)  The address of for Infinity Investors Limited is Hunkins
     Waterfront Plaza, Main Street, P.O. Box 556, Charlestown,
     Nevis, West Indies.

(9)  The address of GCA Strategic Investment Fund Limited is c/o
     Prince Management Limited Mechanics Building 12 Church
     Street Hamilton Bermuda, HMII.

DESCRIPTION OF CAPITAL STOCK

Common Stock
------------

Our Common Stock is traded on the Over-The-Counter (OTC) Bulletin Board under the symbol "EDGE." We completed our initial public offering (IPO) in July 1996 at an offering price of $5.00 per share for our Common Stock and $.10 per warrant. The IPO warrants expired in August 2000 at a time when our Common Stock was trading below the warrant exercise price.

On September 2, 2000, we affected a four-for-one reverse stock split which had the effect of reducing the number of issued and outstanding shares by 75% without changing the relative ownership in Edge of any stockholder. For purposes of meaningful comparison, the stock prices in the table below set forth the stock prices that would have resulted had the four-for-one reverse stock split occurred before the dates listed in the table.

The following table sets forth for the period from January 1, 2000, through March 31, 2002, the range of high and low closing bid prices for the Common Stock reported on the OTC Bulletin Board. The quotations from the OTC Bulletin Board reflect interdealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Common Stock                    High           Low
                              -------        -------
Fiscal Year 2000
 First Quarter                $  3.12        $  0.26
 Second Quarter                  1.96           0.60
 Third Quarter                   3.32           1.52
 Fourth Quarter                  2.00           0.25

Fiscal Year 2001
 First Quarter                $  2.06        $  0.75
 Second Quarter                  1.56           0.53
 Third Quarter                   2.10           0.54
 Fourth Quarter                  0.75           0.41

Fiscal Year 2002
 First Quarter                $  1.00        $  0.50


April 2002 Series A Convertible Preferred Stock
-----------------------------------------------

On April 1, 2002, we issued 4,200 shares of Series A Convertible Preferred Stock ("Series A Preferred") at $1,000 per share providing proceeds to us of $2,669,876 calculated as $4,200,000, less $1,530,124 of the Sandera debt (see "Recent Sales of Unregistered Securities - Catalyst Loans" below) converted to Series A Preferred. The Series A Preferred shares carry an 8% cumulative dividend and are convertible, at the option of the holder, into shares of $.01 par value Common Stock of Edge any time after one year at an initial conversion price of $.75 per share. The preferred shares have voting rights pari passu with the Common Stock and as a separate class on certain matters. The shares also have an antidilution provision whereby the price and number of shares issuable upon conversion adjusts for stock splits, stock dividends and future share issuances below the conversion price of the Series A Preferred. The Series A Preferred have demand registration rights after one year following closing of the financing transaction and the right to elect one member to our Board of Directors.

In connection with the issuance of Series A Preferred, each purchaser received warrants entitling the holder to purchase 20 shares of Edge's $.01 par value Common Stock for each 100 shares of Common Stock the holder is entitled to receive upon conversion. The warrants entitle the holder to purchase common shares at the price of $1.15 per share. The warrants become exercisable on the second anniversary of the issuance of the Series A Preferred and, unless exercised earlier, will expire on the fourth anniversary of the issuance. We issued warrants exercisable for a total of 1,119,998 shares of Common Stock in the offering. We paid no commissions in connection with issuance of Series A Preferred. Proceeds from the offering were used to acquire Media Resolutions, The Visionary Group, VirtuallyThere, the assets of Universal Data Technology and for general corporate purposes.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Edge Technology Group, Inc.
is American Stock Transfer & Trust Company, located at 6201 15th
Avenue, Brooklyn, New York 11219.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since June 1, 1999, our common stock has been eligible for trade
Over-the-Counter ("OTC") Bulletin Board.

The OTCBB is a regulated quotation service for subscribing members that displays real-time quotes, last sales prices and volume information for over-the-counter equity securities. OTCBB securities are limited to the securities of issuers that are current in their reports filed with the U.S. Securities and Exchange Commission, although no other maintenance standards are imposed.

We have not paid any cash dividends on our common stock and we do not anticipate declaring dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in our business.

As of June 11, 2002, there were 130 holders of record of our common stock holding an aggregate of 18,539,622 shares.

Our common stock is subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. As a result of these additional requirements, an investor may find it more difficult to dispose of our common stock. See "Business Risk Factors - Our common stock is subject to the `penny stock' rules which may make it a less attractive investment."

RECENT SALES OF UNREGISTERED SECURITIES

For the past several years, we have sought financing through private sources. In general, we raised capital through a combination of debt and equity issuances to private investor groups. All the financing transactions described below were deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of such act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions.

Infinity Financing and Conversion
---------------------------------

On June 13, 1997, we arranged a three-year $7.5 million debt and convertible equity facility (the "Infinity Financing") with a group of investment funds led by Infinity Investors Limited ("Infinity"), a related party, which resulted in net proceeds to us of approximately $7.2 million. Under the Securities Purchase Agreement dated June 13, 1997, including the amendments that have since been made to this agreement, we issued to the investment funds 1,039,388 shares of our Common Stock, 6,000 shares of Series A-2 Convertible Preferred Stock with a liquidation preference of $1,000 per share and 8.25% Convertible Notes in the original principal amount of $1.5 million.

Under the terms of the investment agreements, the investment funds were granted the right to convert their Series A-2 Convertible Preferred Stock and Convertible Notes into additional shares of our Common Stock, subject to our right to prepay or redeem any of those convertible instruments at any time. Because our Common Stock was delisted from the NASDAQ SmallCap Market, an Event of Default existed under the Infinity Financing. As a result, the investment funds attained the rights to convert each share of Series A-2 Convertible Preferred Stock into a number of shares of Common Stock based on a formula using a percentage of the market price of the Common Stock. On August 30, 1999, one of the investment funds delivered a notice to us to convert 1,627 of its 4,400 shares of our Series A-2 Convertible Preferred Stock into 2,398,714 shares of our Common Stock. The conversion was disputed, and litigation ensued in the Delaware Court of Chancery. In January 2000, the court dismissed the action stating that the claim relating to the conversion was moot because parties to the dispute had resigned from their positions with Edge.

In addition, because of the existence of an Event of Default under the Infinity Financing, the investment funds also attained the rights to convert the Convertible Notes into Common Stock based on the same formula used to convert the Series A-2 Convertible Preferred Stock into shares of Common Stock during an Event of Default. Dividends on the Series A-2 Convertible Preferred Stock began accruing on January 1, 2000, at the rate of 8.25% annually and were payable quarterly in cash or in shares of Common Stock. We paid no dividends on the Series A-2 Convertible Preferred Stock. The Convertible Notes matured in June 2000 and interest on the notes was due in cash. The Convertible Notes were secured by all of our significant assets.

In June 2000, we recognized Infinity's conversion of 1,627 shares of its Series A-2 Convertible Preferred Stock into 2,398,714 shares of Edge's Common Stock and approved the issuance of those shares of Common Stock to Infinity as a result of such conversion.

As part of the reorganization of Edge effective September 1, 2000, Infinity, Glacier Capital Limited and Summit Capital Limited, which were the holders of the Convertible Notes and shares of Series A-2 Convertible Preferred Stock issued by Edge, converted all their convertible securities and accrued interest and dividends based on a formula of one (1) share of Common Stock for each $1.00 of principal and interest outstanding under the convertible notes and for each $1.00 of liquidation amount of the Series A-2 Convertible Preferred Stock and of unpaid dividends. The number of shares of Common Stock issued upon this conversion was 6,689,165. As a result of these actions, as of September 2000, Edge had no shares of preferred stock outstanding and no outstanding convertible notes and was no longer in default under the documents governing the convertible notes and the Series A-2 Convertible Preferred Stock. In connection with these actions, we recognized a conversion loss and a provision for preferred stock dividends on the conversion of debt and preferred stock of $4,796,403 in 2000.

2000 Infinity Loans
-------------------

During 2000, Infinity, a related party, made certain loans to us for working capital purposes. These loans totaled approximately $219,000 and bear interest at a rate equal to 8.5% per annum. As part of the reorganization of Edge effective September 1, 2000, Infinity became entitled to the repayment of these loans. The loan agreement was renegotiated in April 2001 and again in January 2002 to extend the due date to March 31, 2002. As of December 31, 2001, there was $219,000 in principal outstanding.

Upon maturity, as of April 1, 2002, Infinity elected to convert the outstanding principal and interest totaling $258,464 into $.01 par value Common Stock at $.65 per share resulting in 397,637 shares issued by us. We claimed an exemption for this issuance under section 4(2) of the Securities Act of 1933.

September 2000 Equity Issuance
------------------------------

In September 2000, we issued to private accredited investors an aggregate of 1,458,667 shares of our Common Stock for an aggregate purchase price of $2,187,999 pursuant to Rule 506, Regulation D of the Securities Act of 1933. In April 2000, we also issued warrants to private accredited investors to purchase 729,333 shares of Common Stock at an exercise of $3.00 per share pursuant to Rule 506, Regulation D of the Securities Act of 1933. Effective September 1, 2000, we acquired from PurchasePooling, a related party, 9,593,824 shares of Series A Convertible Preferred Stock of PurchasePooling in exchange for 2,644,841 shares of Edge Common Stock. In 2000, we entered into an agreement to acquire from Odyssey Ventures Online Holdings S.A. 975,000 shares of Series A Convertible Preferred Stock of PurchasePooling in exchange for 268,789 shares of Edge Common Stock. In April 2001, the agreement was finalized and the shares of Common Stock were issued. Our President and CEO is also the interim President of PurchasePooling. No underwriting discounts were paid in connection with any of the above sales. We paid approximately $6,000 in commissions in connection with the above sales. For all of the above sales, we claimed an exemption from registration under Section 4(2) of the Securities Act of 1933.

Infinity Option
---------------

On May 31, 2001, we sold to Infinity an option in return for the payment of $1.0 million payable in five payments of $200,000 each commencing on May 31, 2001 ("Infinity Option"). Pursuant to the Infinity Option, Infinity could elect on May 31, 2002, to exercise its option by assigning its interest in a note receivable of $10.0 million in exchange for 3,333,333 shares of Edge Common Stock. We received $600,000 during 2001 which was recorded as paid in capital.

In March 2002, Infinity and Edge mutually agreed to terminate the option.

Catalyst Loan
-------------

On December 13, 2000, we entered into a loan agreement with Catalyst Master Fund, L.P. ("Catalyst"), a related party, to borrow $620,000 (the "Catalyst Loan"). The Catalyst Loan was originally due on June 30, 2001, and bears interest at a rate equal to eight percent (8%) per annum. We used the proceeds of the Catalyst Loan to purchase 2,214,285 shares of Series C Convertible Preferred Stock of PurchasePooling. Catalyst Master Fund L.P. is a stockholder of ours and certain of our directors are officers of an entity that manages Catalyst Master Fund L.P.

The Catalyst Loan was convertible at the option of the holder into Edge Common Stock at a conversion price of $1.50 per share. The Catalyst Loan was also secured by a pledge of substantially all of our assets. Effective April 16, 2001, we entered into an amended loan agreement with Catalyst that increased the borrowings available under the original loan agreement from $620,000 to a total of $2,120,000. Under the amended loan agreement, we could draw down amounts under the loan agreement as we have a need for funds, subject to our being in compliance with the covenants contained in that loan agreement. The amended loan agreement bears interest at eight percent (8%) per annum and was due March 31, 2002. The additional amount available under the amended loan agreement is also convertible into Edge Common Stock at a conversion price of $1.50 per share and was secured by a pledge of substantially all of our assets. On December 31, 2000 and 2001, the principal balance outstanding on the Catalyst Loan was $620,000 and $1,420,000, respectively.

On December 28, 2001, Catalyst Master Fund, L. P. assigned the Catalyst Loan, and its rights thereunder, to Sandera Partners, L.
P. ("Sandera") as part of a redemption of Sandera's limited partnership interest in Catalyst. Certain of our directors are officers of an entity that manages Sandera.

As of April 1, 2002, as part of the April 2002 Series A Convertible Preferred Stock financing described below, Sandera converted all outstanding principal and interest due on the loan (total of $1,530,124) and contributed an additional amount of approximately
$470,000 in cash in exchange for 2,000 shares of Series A
Convertible Preferred Stock.

April 2002 Series A Convertible Preferred Stock
-----------------------------------------------

On April 1, 2002, we issued to private accredited investors 4,200 shares of Series A Convertible Preferred Stock ("Series A Preferred") at $1,000 per share providing proceeds to us of $2,669,876 calculated as $4,200,000, less $1,530,124 of the pre-
existing Sandera debt converted to Series A Preferred. The Series A Preferred shares carry an 8% cumulative dividend and are convertible, at the option of the holder, into shares of $.01 par value Common Stock of Edge any time after one year at an initial conversion price of $.75 per share. The preferred shares have voting rights pari passu with the Common Stock and as a separate class on certain matters. The shares also have an antidilution provision whereby the price and number of shares issuable upon conversion adjusts for stock splits, stock dividends and future share issuances below the conversion price of the Series A Preferred. The Series A Preferred have demand registration rights after one year following closing of the financing transaction and the right to elect one member to our Board of Directors.

In connection with the issuance of Series A Preferred, each purchaser received warrants entitling the holder to purchase 20 shares of Edge's $.01 par value Common Stock for each 100 shares of Common Stock the holder is entitled to receive upon conversion. The warrants entitle the holder to purchase common shares at the price of $1.15 per share. The warrants become exercisable on the second anniversary of the issuance of the Series A Preferred and, unless exercised earlier, will expire on the fourth anniversary of the issuance. We issued warrants exercisable for a total of 1,119,998 shares of Common Stock in the offering. We paid no commissions in connection with the issuance of Series A Preferred. Proceeds from the offering were used to acquire Media Resolutions, The Visionary Group, VirtuallyThere, the assets of Universal Data Technology and for general corporate purposes.

Other Issuances
---------------

In September 2000, we issued 83,333 shares of Common Stock to Marion Interglobal, Ltd. as a result of the conversion by Marion of $125,000 of indebtedness owed to Marion by Edge, and 142,005 shares of Common Stock to Great White Shark Enterprises, Inc. upon its conversion of approximately $284,000 of indebtedness owed to Great White Shark Enterprises by us.

In December 2001, we learned that $91,095 in preferred dividends and interest were not paid in the September 2000 corporate reorganization. As a result, 91,095 common shares of Edge were issued, as of December 31, 2001, to Infinity, Glacier Capital Limited and Summit Capital Limited on the original terms of one share of Common Stock for each $1.00 of principal and interest converted in satisfaction of the obligation. This was recorded in General and Administrative expense in the Statement of Operations.

In 1999 and 2001, the Company issued 20,000 and 11,920 shares of common stock respectively for payment of services.

On April 11, 2002, we acquired Media Resolutions, Inc., an ASP and website hosting company located in Dallas, Texas. We paid $330,000 in cash and 500,000 restricted shares of our Common Stock in exchange for all the outstanding shares of Media Resolutions as a result of arms-length negotiations with Media Resolutions (See "Acquisition or Disposition of Assets-Acquisition of Media Resolutions, Inc." above for more information).

On May 30, 2002, we acquired VirtuallyThere, Inc. pursuant to a merger agreement among Edge Technology Group, Inc., VT Acquisition Corp., VirtuallyThere, Inc. and the shareholders of VirtuallyThere, Inc. In exchange for the outstanding shares of VirtuallyThere, Inc, we paid $120,000 in cash, issued 1,153,846 shares of our restricted Common Stock to the shareholders of VirtuallyThere, assumed approximately $185,000 of VirtuallyThere's existing liabilities as of the date of closing, as a result of arms length negotiations between the parties (See "Acquisition or Disposition of Assets- Acquisition of VirtuallyThere, Inc." above for more information).

Indemnification of Directors and Officers
-----------------------------------------

Section 145 of the Delaware General Corporation Law ("DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, the Company's By-Laws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Where to Find More Information
------------------------------

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange
Commission. The filings of the Commission are available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.
                              -----------

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Historical Financial Statements of Business Acquired
----------------------------------------------------

Audited Financial Statements of The Visionary Group, Inc.,
Media Resolutions, Inc., VirtuallyThere, Inc. and
Universal Data Technology, Inc. as of and for the year ended December 31, 2001.

Unaudited interim financial information for VirtuallyThere, Inc.
and Universal Data Technology, Inc. for the three months ended March 31, 2002.

Pro forma Financial Information (Unaudited)
-------------------------------------------

Unaudited combined pro forma Balance Sheets of Edge Technology Group, Inc., The Visionary Group, Inc., Media Resolutions, Inc., VirtuallyThere, Inc. and Universal Data Technology, Inc. as of March 31, 2002, and the related unaudited combined pro forma Statements of Operations for the year ended December 31, 2001, and the three months ended March 31, 2002.

Exhibits
--------

The following Exhibits are filed as part of this Report as required by Item 601 of Regulation S-B.

EXHIBIT NUMBER      DESCRIPTION
--------------      --------------------------------------------

     3.1 Certificate of Incorporation of Edge, as amended (Incorporated by reference to Exhibit
                    3.1 to Amendment No. 2 to the Registrant's
                    Registration Statement on Form SB-2
                    (Registration No. 333-5193) effective July
                    24, 1996)

      3.2           Amended and Restated By-Laws of Edge
                    (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's
                    Registration Statement on Form SB-2
                    (Registration No. 333-5193) effective July
                    24, 1996)

      4.1           Form of Specimen Common Stock
                    Certificate (Incorporated by reference to
                    Exhibit 4.1 to Amendment No. 1 to the
                    Registrant's Registration Statement on Form
                    SB-2 (Registration No. 333-5193) effective
                    July 24, 1996)

      4.2 Form of Specimen Redeemable Warrant Certificate (Incorporated by reference to
                    Exhibit 4.2 to Amendment No. 1 to the
                    Registrant's Registration Statement on Form
                    SB-2 (Registration No. 333-5193) effective
                    July 24, 1996)

      4.3           Form of Warrant Agreement between Edge
                    and Whale Securities Co., L.P. (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

      4.4           Form of Warrant among American Stock
                    Transfer & Trust Company, Edge and Whale
                    Securities Co., L.P. (Incorporated by
                    reference to Exhibit 4.3 to the Registrant's
                    Registration Statement on Form SB-2
                    (Registration No. 333-5193) effective July
                    24, 1996)

      4.7           Form of Convertible Note issued to
                    investors in the Infinity Bridge Financing
                    (Incorporated by reference to Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed June 23, 1997)

      4.8           Form of Common Stock Purchase Warrant
                    issued to Vision Financial Group, Inc.
                    (Incorporated by reference to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-
                    QSB filed November 14, 1997)

      4.9 Form of Subscription and Securities Purchase Agreement dated April 1, 2002, between Edge Technology Group, Inc. and Purchasers as named therein. (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.)

      4.10          Certificate of Designation, Preference
                    and Rights of Series A Convertible Preferred
                    Stock of Edge Technology Group, Inc. dated
                    April 1, 2002.  (Previously filed on April
                    16, 2002, with the Registrant's Report on
                    Form 10-KSB for the year ended December 31, 2001.)

      4.11          Form of Common Stock Purchase Warrant
                    dated April 1, 2002, issued to purchasers of Series A Convertible Preferred Stock.
                    (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.)

      4.12          Registration Rights Agreement dated
                    April 1, 2002 pertaining to Series A
                    Convertible Preferred Stock (Previously filed on April 16, 2002, with the Registrant's
                    Report on Form 10-KSB for the year ended
                    December 31, 2001.)

      4.13 Letter Agreement dated April 1, 2002 pertaining to conversion of Infinity Note into shares of Common Stock (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.).

     10.1 License Agreement, dated March 1, 1995, between Great White Shark Enterprises, Inc. and Edge, as supplemented (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

     10.2 Amendment to License Agreement, dated as of June 3, 1997, by and among Edge, Greg Norman and Great White Shark Enterprises, Inc. (Incorporated by reference to Exhibit
                    99.1 to the Registrant's Current Report on
                    Form 8-K/A filed June 27, 1997)

     10.3 Amendment to License Agreement, dated as of January 1, 2000, by and among Edge, Greg Norman and Great White Shark Enterprises, Inc. (Previously filed on April 14, 2000 with Registrant's Report on Form 10-K for fiscal year ended December 31, 1999)

    *10.4           Employment Agreement, dated as of
                    May 1, 1996, between Thomas S. Peters and
                    Edge, as amended (Incorporated by reference
                    to Exhibit 10.5 to the Registrant's
                    Registration Statement on Form SB-2
                    Registration No. 333-5193) effective July 24,
                    1996)

    *10.5           Amended and Restated 1996 Stock
                    Option Plan (Incorporated by reference to our 1996 definitive Proxy Statement filed on April 7, 1997)

     10.6           Lease Agreement by and between Fairfax
                    Boca 92, L.P., a Georgia limited partnership, and Visual Edge Systems, Inc. for offices located at 901 Yamato Road, Boca Raton, Florida (Previously filed on April 14, 2000 with Registrant's Report on Form 10-K for fiscal year ended December 31, 1999)

     10.7           Assignment, dated April 19, 1996 from
                    Thomas S. Peters to Visual Edge (Incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form
                    SB-2 (Registration No. 333-5193) effective
                    July 24, 1996)

     10.8           Share and Warrant Purchase Agreement,
                    dated as of February 27, 1997, between Edge and Status-One Investments Inc. (Incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-24675) filed April 7, 1997)

     10.10          Registration Rights Agreement,
                    dated as of June 13, 1997, among Edge and the Funds (Incorporated by reference to Exhibit
                    99.2 to the Registrant's Current Report on
                    Form 8-K filed June 23, 1997)

     10.12          Purchase Agreement, dated as of
                    March 27, 1998, among Edge and Marion
                    Interglobal, Ltd. (Incorporated by reference to Exhibit 10.16 to the Registrant's Annual
                    Report on Form 10-K for the fiscal year ended
                    December 31, 1997)

     10.13          Registration Rights Agreement,
                    dated as of March 27, 1998, among Edge and Marion Interglobal, Ltd. (Incorporated by reference to Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

     10.18          Form of Warrant Certificate.
                    (Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed February 9, 1998)

     10.19          Amendment, dated as of December 31,
                    1998, to License Agreement dated as of March
                    1, 1995, by and between Greg Norman and Great White Shark Enterprises, Inc. and Edge, as amended on April 19, 1996, October 18, 1996 and June 3, 1997 (Incorporated by reference to Exhibit 10.19 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998)

     10.21          Sublease Agreement, dated as of
                    September 29, 1999, by and between Edge and Sensormatic Electronics Corporation
                    (Previously filed on April 14, 2000 with
                    Registrant's Report on Form 10-K for fiscal year ended December 31, 1999)

     10.22          Note and Security Agreement dated
                    as of December 14, 2000 between Edge and Catalyst Master Fund, L.P. (Previously filed on April 17, 2001, with the Registrant's Report of Form 10-KSB for the year ended December 31, 2000.)

     10.23          Agreement and Plan of Merger Among
                    Edge Technology Group, Inc., Visionary
                    Acquisition Corp., The Visionary Group, Inc.
                    and The Visionary Group Shareholders dated
                    April 8, 2002.  (Previously filed on April
                    16, 2002, with the Registrant's Report on
                    Form 10-KSB for the year ended December 31, 2001.)

     10.24          Agreement and Plan of Merger Among
                    Edge Technology Group, Inc., Media
                    Resolutions Acquisition Corp., Media
                    Resolutions, Incorporated and Media
                    Resolutions Shareholders dated April 11,
                    2002. (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.)

     10.25          Agreement and Plan of Merger Among
                    Edge Technology Group, Inc., VT Acquisition
                    Corp., Virtually There, Inc. and the
                    shareholders of Virtually There, Inc. dated
                    May 30, 2002. (Previously filed on June 14,
                    2002 with the Registrant's Current Report on
                    Form 8-K)

     10.26          Asset Purchase Agreement by and
                    among Universal Data Technology, Inc., its
                    Shareholders, Edge Technology Group, Inc. and UDT Consulting, Inc. (Previously filed on June 14, 2002 with the Registrant's Current Report on Form 8-K)

     21.1          Subsidiaries of the Registrant dated
                    June 19, 2002 (filed herewith).

*Indicates management contract or compensatory plan or arrangement.

(b)  Reports on Form 8-K
     -------------------

On April 23, 2002, we filed a report on Form 8-K disclosing under
Item 2 that on April 8, 2002, we acquired The Visionary Group, Inc. pursuant to an Agreement and Plan of Merger among Edge Technology Group, Inc., Visionary Acquisition Corp., The Visionary Group, Inc. and The Visionary Group Shareholders. Additionally, the report disclosed that on April 11, 2002, we acquired Media Resolutions, Inc. pursuant to the Agreement and Plan of Merger among Edge Technology Group, Inc., ETG Acquisition Corp., Media Resolutions, Inc. and Media Resolutions Shareholders.

On June 14, 2002, we filed a report on Form 8-K disclosing under
Item 2 that on May 30, 2002, Edge closed the acquisition of Virtually There, Inc. pursuant to a Merger Agreement among Edge Technology Group, Inc., VT Acquisition Corp., Virtually There, Inc. and the shareholders of Virtually There, Inc. Additionally, the report disclosed that on May 31, 2002, our newly created and wholly owned subsidiary, UDT Consulting, Inc., acquired the assets of Universal Data Technology, Inc., pursuant to an Asset Purchase Agreement by and among Universal Data Technology, Inc., its shareholders, Edge Technology Group, Inc. and UDT Consulting, Inc.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EDGE TECHNOLOGY GROUP, INC.

Date: June 24, 2002

                              By:  /s/  DAVID N. PILOTTE
                                  -----------------------------
                                   David N. Pilotte
                                   Executive Vice President and
                                   Chief Financial Officer

                  INDEX TO FINANCIAL STATEMENTS


Index to Financial Statements............................    F-1

                 HISTORICAL FINANCIAL STATEMENTS


The Visionary Group, Inc.
-------------------------

Report of Independent Certified Public Accountants.......    F-3
Balance Sheet as of December 31, 2001....................    F-4
Statement of Operations for the year ended
  December 31, 2001.....................................     F-5
Statement from Stockholders' Equity for the
  year ended December 31, 2001..........................     F-6
Statement of Cash Flows for the year ended
  December 31, 2001.....................................     F-7
Notes to Financial Statements...........................     F-8

Media Resolutions, Inc.
-----------------------

Report of Independent Certified Public Accountants......     F-11
Balance Sheet as of December 31, 2001...................     F-12
Statement of Operations for the year ended
  December 31, 2001.....................................     F-13
Statement from Stockholders' Equity for the
  year ended December 31, 2001..........................     F-14
Statement of Cash Flows for the year ended
  December 31, 2001.....................................     F-15
Notes to Financial Statements...........................     F-16

VirtuallyThere, Inc.
--------------------

Report of Independent Certified Public Accountants......     F-18
Balance Sheet as of December 31, 2001...................     F-19
Statement of Operations for the year ended
  December 31, 2001.....................................     F-20
Statement from Stockholders' Equity (Deficit)
  for the year ended December 31, 2001..................     F-21
Statement of Cash Flows for the year ended
  December 31, 2001.....................................     F-22
Notes to Financial Statements...........................     F-23
Unaudited Balance Sheet as of March 31, 2002............     F-27
Unaudited Comparative Interim Statements
  of Operations for the three months ended
  March 31, 2001 and 2002...............................     F-28
Unaudited Statement of Cash Flows for the
  three months ended March 31, 2001 and 2002............     F-29
Note to Unaudited Financial Statements..................     F-30

Universal Data Technology, Inc.
-------------------------------

Report of Independent Certified Public Accountants......     F-31
Balance Sheet as of December 31, 2001...................     F-32
Statement of Operations for the year ended
  December 31, 2001.....................................     F-33
Statement from Stockholders' Equity (Deficit)
  for the year ended December 31, 2001..................     F-34
Statement of Cash Flows for the year ended
  December 31, 2001.....................................     F-35
Notes to Financial Statements...........................     F-36

Unaudited Balance Sheet as of March 31, 2002............      F-40
Unaudited Comparative Interim Statements of
  Operations for the three months ended
  March 31, 2001 and 2002...............................      F-41
Unaudited Statement of Cash Flows for
  the three months ended March 31, 2001
  and 2002..............................................      F-42
Note to Unaudited Financial Statements..................      F-43


   UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION


Edge Technology Group, Inc. and
  Acquired Companies Unaudited Combined
  Pro Forma Condensed Financial Information
-------------------------------------------

Basis of Presentation...................................      F-44
Unaudited Combined Pro Forma Condensed Balance
  Sheets as of March 31, 2002...........................      F-45
Unaudited Combined Pro Forma Condensed
  Statements of Operations for the year ended
  December 31, 2001, and the three months
  ended March 31, 2002..................................      F-46
Notes to Unaudited Combined Pro Forma Condensed
  Financial Statements..................................      F-48

       Report of Independent Certified Public Accountants



To the Stockholders
The Visionary Group, Inc.



We have audited the accompanying balance sheet of The Visionary Group, Inc. as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Visionary Group, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



GRANT THORNTON LLP



Dallas, Texas
January 31, 2002, except for Note F, as to which the date is March 6, 2002

                    The Visionary Group, Inc.
                          BALANCE SHEET
                        December 31, 2001


                             ASSETS

                         CURRENT ASSETS

  Cash and cash equivalents                  $  28,381
  Accounts receivable, less allowance
    for doubtful accounts of $62,325           556,104
  Notes receivable - stockholders               18,000
                                             ---------

               Total current assets            602,485

PROPERTY AND EQUIPMENT, at cost
  Office equipment                              62,376
  Furniture and fixtures                        20,538
                                             ---------
                                                82,914
  Less accumulated depreciation                (25,137)
                                             ---------
                                                57,777

OTHER ASSETS                                     3,309
                                             ---------
                                             $ 663,571
                                             =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Line of credit                             $ 220,000
  Accounts payable                             211,618
  Accrued liabilities                           68,927
  Deferred income taxes                         29,215
                                             ---------

               Total current liabilities       529,760

DEFERRED INCOME TAXES                            3,303

COMMITMENTS AND CONTINGENCIES                        -

STOCKHOLDERS' EQUITY
  Common stock, $1 par value; authorized,
    10,000 shares; issued and outstanding,
    1,100 shares                                 1,000
  Retained earnings                            129,508
                                             ---------

               Total stockholders' equity      130,508
                                             ---------

                                             $ 663,571
                                             =========

  The accompanying notes are an integral part of this statement

                    The Visionary Group, Inc.
                     STATEMENT OF OPERATIONS
                  Year ended December 31, 2001


Revenues                                     $ 3,375,840

Costs and expenses
  Employee compensation                        1,508,547
  Contract labor                               1,485,640
  Other general and administrative expenses      358,166
  Depreciation                                    11,846
                                             -----------
                                               3,364,199
                                             -----------

               Operating profit                   11,641

Other income (expense)
  Interest expense                               (19,540)
  Other                                            1,592
                                             -----------
                                                 (17,948)
                                             -----------

               Loss before income taxes           (6,307)

Deferred income tax expense                       (1,632)
                                             -----------

               NET LOSS                      $    (7,939)
                                             ===========



  The accompanying notes are an integral part of this statement

                    The Visionary Group, Inc.
                STATEMENT OF STOCKHOLDERS' EQUITY
                  Year ended December 31, 2001


                                      Common Stock
                                   ----------------    Retained
                                   Shares    Amount     earnings        Total
                                   ------    -------   ---------      ---------
Balance at December 31, 2000        1,000    $ 1,000   $ 137,447      $ 138,447

Net loss                                -          -      (7,939)        (7,939)
                                   ------    -------   ---------      ---------

Balance at December 31, 2001        1,000    $ 1,000   $ 129,508      $ 130,508
                                   ======    =======   =========      =========



  The accompanying notes are an integral part of this statement

                    The Visionary Group, Inc.
                     STATEMENT OF CASH FLOWS
                  Year ended December 31, 2001


Cash flows from operating activities
  Net loss                                                  $  (7,939)
  Adjustments to reconcile net loss
    to net cash provided by operating activities:
     Depreciation                                              11,846
     Loss on disposal of assets                                 4,060
     Changes in operating assets and liabilities
       Accounts receivable                                    (44,627)
       Accounts payable                                        73,888
       Accrued liabilities                                     20,442
       Deferred income taxes                                    1,632
                                                            ---------

               Net cash provided by operating activities       59,302

Cash flows from investing activities
  Expenditures for capital assets                             (42,327)
  Proceeds from sale of capital assets                            950
  Issuance of note receivable                                  (6,000)
                                                            ---------

               Net cash used in investing activities          (47,377)
                                                            ---------
                    Net increase in cash and
                      cash equivalents                         11,925

Cash and cash equivalents at beginning of year                 16,456
                                                            ---------

Cash and cash equivalents at end of year                    $  28,381
                                                            =========

Supplemental cash flow information
  Cash paid during the period for interest                  $  19,540
  Cash paid during the period for income taxes                      -
                                                            =========



  The accompanying notes are an integral part of this statement

                    The Visionary Group, Inc.
                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 2001


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

 Nature of Business
 ------------------

 The Visionary Group, Inc. (the "Company") is an e-Business consulting firm specializing in implementing, customizing, upgrading and supporting the Oracle suite of business applications. With offices in Dallas and Austin, Texas, the Company provides expertise to multi-national companies as well as small and mid-market companies primarily in the South Central region of the United States.

 Cash Equivalents
 ----------------

 The Company considers investments with original maturity dates when purchased of ninety days or less to be cash equivalents.

 Income Taxes
 ------------

 The Company accounts for income taxes under the asset and liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities.

 Property and Equipment
 ----------------------

 Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of such property and equipment, which range from five to ten years.

 Revenue Recognition
 -------------------

 Revenue is recognized when the services are performed.
 Contract labor is recorded when the related revenue for contracted consultants is recognized.

 Advertising Expense
 -------------------

 The Company expenses advertising costs as incurred. Total advertising expense was approximately $50,000 for the year ended December 31, 2001.

 Use of Estimates
 ----------------

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - LINE OF CREDIT

 The Company has a $300,000 line of credit with a bank due upon demand, with interest payable monthly at the bank's prime rate plus 1.75% (6.5% at December 31, 2001). The balance outstanding under the line of credit at December 31, 2001 was $220,000 and is collateralized by all assets of the Company.


NOTE C - INCOME TAXES

 The deferred tax liability at December 31, 2001 relates to the difference between book and tax bases of accounts receivable, accounts payable, and property and equipment, less the tax effect of net operating loss carryforwards. The provision for Federal income tax differs from the statutory rate due to nondeductible expenses. At December 31, 2001, the Company has net operating loss carryforwards of approximately $81,000 expiring in 2020.


NOTE D - EMPLOYEE BENEFIT PLAN

 The Company has a defined contribution plan under section 401(k) of the Internal Revenue Code. All employees over the age of 21 are allowed to participate. The Company contributes 25% of each employee's contribution up to legal limits, and employees become vested in Company contributions after two years of service. The Company's contributions under the plan during the year ended December 31, 2001, were approximately $18,700.


NOTE E - COMMITMENTS

 Operating Leases
 ----------------

 The Company leases certain office facilities and vehicles under non-cancelable operating leases which expire through March 2006. Future minimum lease payments under non-cancelable leases with initial lease terms greater than one year are as follows:




                Year ending
               December 31,

                   2002                 $  63,207
                   2003                    49,674
                   2004                    39,700
                   2005                    39,700
                   2006                     9,925
                                        ---------

                                        $ 202,206
                                        =========

 Rent expense under all operating leases was approximately
 $68,000 for the year ended December 31, 2001.

NOTE F - LIQUIDITY MATTERS

 The Company incurred a net loss for the two months ended February 28, 2002 of approximately $188,000, which has resulted in a stockholders' deficit and a working capital deficit at February 28, 2002. The continued existence of the Company is dependent upon attaining profitability or raising additional capital. Management has taken steps to reduce operating expenses and believes this will be sufficient for the Company to meet its obligations as they become due and continue in existence.

       Report of Independent Certified Public Accountants


To the Stockholders
Media Resolutions Incorporated

We have audited the accompanying balance sheet of Media Resolutions Incorporated as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Media Resolutions Incorporated as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Dallas, Texas
January 31, 2002

                 Media Resolutions Incorporated
                          BALANCE SHEET
                        December 31, 2001



                             ASSETS

                         CURRENT ASSETS


  Cash and cash equivalents                       $  29,627
  Accounts receivable, net of allowance
    for doubtful accounts of $2,200                   8,625
  Marketable securities                              75,424
                                                  ---------

               Total current assets                 113,676

EQUIPMENT, at cost
  Computer equipment                                 77,652
  Less accumulated depreciation                     (33,598)
                                                  ---------
                                                     44,054
                                                  ---------

                                                  $ 157,730
                                                  =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                $   4,730
  Accrued liabilities                                 4,489
  Deferred revenue                                    8,813
  Deferred income taxes                              11,221
                                                  ---------
               Total current liabilities             29,253

DEFERRED INCOME TAXES                                 1,657

STOCKHOLDERS' EQUITY
  Common stock, $1 par value, 1,000 shares
    authorized, issued and outstanding                1,000
  Additional paid-in capital                         38,200
  Retained earnings                                  23,510
  Accumulated other comprehensive income             64,110
                                                  ---------

               Total stockholders' equity           126,820
                                                  ---------

                                                  $ 157,730
                                                  =========


  The accompanying notes are an integral part of this statement

                 Media Resolutions Incorporated
                     STATEMENT OF OPERATIONS
                  Year ended December 31, 2001


Revenues
Hosting                                           $ 248,063
  Design                                              3,754
  Coding                                             24,260
  Other                                               6,497
                                                  ---------
                                                    282,574

Costs and expenses
  Bandwidth                                          30,081
  Employee compensation                             162,466
  Contract labor                                     28,435
  Other general and administrative                   80,959
  Depreciation                                       16,977
                                                  ---------
                                                    318,918
                                                  ---------

               Loss from operations                 (36,344)

Realized gain on sale of investments                 24,819
                                                  ---------

               Loss before income taxes             (11,525)

Deferred income tax benefit                           1,720
                                                  ---------

               NET LOSS                           $  (9,805)
                                                  =========



  The accompanying notes are an integral part of this statement

                 Media Resolutions Incorporated
                STATEMENT OF STOCKHOLDERS' EQUITY
                  Year ended December 31, 2001




                                                                                      Accumulated
                                          Common Stock      Additional                   other
                                        ----------------      paid-in      Retained  comprehensive
                                        Shares    Amount      capital       earnings     income       Total
                                        ------    ------    -----------    --------  -------------  ----------
Balance at January 1, 2001               1,000    $1,000      $ 38,200     $ 33,315       $ 24,462    $ 96,977

Comprehensive income
  Net loss                                   -         -             -       (9,805)             -      (9,805)
  Unrealized gain on marketable
    securities, net of income
    taxes of $11,324                         -         -             -            -         60,744      60,744
  Reclassification of realized
    gains, net of income taxes
    of $3,723                                -         -             -            -        (21,096)    (21,096)

          Total                                                                                         29,843
                                        ------    ------    ----------     --------  -------------  ----------

Balance at December 31, 2001             1,000    $1,000      $ 38,200     $ 23,510       $ 64,110    $126,820
                                        ======    ======    ==========     ========  =============   =========


  The accompanying notes are an integral part of this statement

                 Media Resolutions Incorporated
                     STATEMENT OF CASH FLOWS
                  Year ended December 31, 2001



Cash flows from operating activities
  Net loss                                                  $  (9,805)
  Adjustments to reconcile net loss
    to net cash used in operating activities:
     Depreciation                                              16,977
     Realized gain on sale of marketable securities           (24,819)
     Deferred income taxes                                     (1,720)
     Changes in operating assets and liabilities
       Accounts receivable                                      5,245
       Accounts payable                                         3,038
       Accrued expenses                                        (2,821)
       Deferred revenue                                         8,813
                                                            ---------

          Net cash used in operating activities                (5,092)

Cash flows from investing activities
  Purchase of equipment                                       (12,085)
  Proceeds from sale of marketable securities                  24,819
                                                            ---------

          Net cash provided by investing activities            12,734
                                                            ---------

               Net increase in cash and cash equivalents        7,642

Cash and cash equivalents at beginning of year                 21,985
                                                            ---------

Cash and cash equivalents at end of year                    $  29,627
                                                            =========

Supplemental cash flow information
  Cash paid during the period for income taxes              $   4,326
                                                            =========




  The accompanying notes are an integral part of this statement

                 Media Resolutions Incorporated

                  NOTES TO FINANCIAL STATEMENTS

                        December 31, 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

 Nature of Business
 ------------------

 Media Resolutions Incorporated (the "Company") provides web hosting, website design and ColdFusion coding services to customers throughout the United States and abroad.

 Cash Equivalents
 ----------------

 The Company considers investments with maturity dates when purchased of 90 days or less to be cash equivalents.

 Marketable Securities
 ---------------------

 The Company accounts for its marketable securities, which are designated as available for sale, using Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities available for sale are reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a separate component of stockholders' equity. Realized gains and losses on securities available for sale are reported in income in the year of sale.

 The Company's investment in marketable securities consists of common stock with no cost basis.

 Property and Equipment
 ----------------------

 Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the double-declining balance method over the estimated useful lives of such property and equipment, generally seven years. Gains and losses on the disposal of such assets are recognized as incurred.

 Income Taxes
 ------------

 The Company accounts for income taxes under the asset and liability method required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities.

 Revenue Recognition
 -------------------

 Web hosting is billed in advance and recorded as deferred revenue if payment is received; revenue is recognized when hosting services have been performed. Design and coding revenue is recognized when the services are performed.

 Comprehensive Income and Accumulated Other Comprehensive Income
 ---------------------------------------------------------------

 Comprehensive income presented in the statement of stockholders' equity consists of net loss and unrealized gains on marketable securities held for sale. At December 31, 2001, accumulated other comprehensive income consists entirely of unrealized gains on marketable securities held for sale.

 Advertising Expense
 -------------------

 The Company expenses advertising costs as incurred. Total advertising expense was approximately $8,500 for the year ended
 December 31, 2001.

 Use of Estimates
 ----------------

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INCOME TAXES

 The net deferred tax liability at December 31, 2001 relates to net operating loss carryforwards and the difference between book and tax bases of accounts receivable, marketable securities, accounts payable and equipment. At December 31, 2001, the Company had net operating loss carryforwards of approximately $8,000 expiring in the year 2021.

       Report of Independent Certified Public Accountants



To the Stockholders
VirtuallyThere, Inc.


We have audited the accompanying balance sheet of VirtuallyThere, Inc. as of December 31, 2001, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VirtuallyThere, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2001, the Company had current liabilities of $187,252, and current assets of $104,545, and a stockholders' deficit of $54,200. The Company incurred a net loss of $79,301 for the year ended December 31, 2001. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note G. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRANT THORNTON LLP

Dallas, Texas
April 11, 2002

                      Virtually There, Inc.
                          BALANCE SHEET
                        December 31, 2001

                             ASSETS

                         CURRENT ASSETS

  Cash and cash equivalents                       $   19,419
  Accounts receivable, less allowance
    for doubtful accounts of $2,881                   65,086
  Notes receivable                                     9,030
  Refundable income taxes                             11,010
                                                  ----------

          Total current assets                       104,545

PROPERTY AND EQUIPMENT, at cost
  Office equipment                                   141,765
  Furniture and fixtures                              31,617
                                                  ----------
                                                     173,382
  Less accumulated depreciation                      (90,654)
                                                  ----------
                                                      82,728

OTHER ASSETS                                             824
                                                  ----------

                                                  $  188,097
                                                  ==========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Line of credit                                  $   28,181
  Notes payable                                       36,046
  Current maturities of long-term debt                 4,004
  Current maturities of capital lease
    obligations                                       35,285
  Accounts payable                                    56,208
  Accrued liabilities                                 27,528
                                                  ----------

          Total current liabilities                  187,252

LONG-TERM DEBT, less current maturities                8,290

CAPITAL LEASE OBLIGATIONS, less current
  maturities                                          46,755

COMMITMENTS AND CONTINGENCIES                              -

STOCKHOLDERS' DEFICIT
  Common stock, no par value; authorized,
    1,000,000 shares; issued and outstanding,
    100,000 shares                                     1,000
  Accumulated deficit                                (49,100)
                                                  ----------
                                                     (48,100)
  Treasury stock, at cost - 4,000 shares              (6,100)
                                                  ----------

          Total stockholders' deficit                (54,200)
                                                  ----------
                                                  $  188,097
                                                  ==========



  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.
                     STATEMENT OF OPERATIONS
                  Year ended December 31, 2001




Revenues                                          $ 1,051,288

Costs and expenses
  Employee compensation                               723,899
  Contract labor                                       23,345
  Other general and administrative expenses           348,354
  Depreciation                                         32,893
                                                  -----------
                                                    1,128,491
                                                  -----------

          Operating loss                              (77,203)

Other income (expense)
  Interest income                                         699
  Interest expense                                    (23,807)
  Other                                                10,000
                                                  -----------
                                                      (13,108)
                                                  -----------

          Loss before income taxes                    (90,311)

Current income tax benefit                             11,010
                                                  -----------

          NET LOSS                                $   (79,301)
                                                  ===========



  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.

           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                  Year ended December 31, 2001





                                                                                 Retained
                                          Common Stock       Treasury Stock      earnings
                                        ---------------     -----------------   (accumulated
                                        Shares    Amount    Shares    Amount      deficit)       Total
                                        -------   ------    -------   -------   ------------    --------
Balance at January 1, 2001              100,000   $1,000          -   $     -   $     30,201    $ 31,201

Treasury stock purchased                      -        -    20,000     (9,300)             -      (9,300)

Treasury stock issued to employees
    for no consideration                      -        -   (16,000)     3,200              -       3,200

Net loss                                      -        -         -          -        (79,301)    (79,301)
                                        -------   ------   -------    -------   ------------    --------

Balance at December 31, 2001            100,000   $1,000     4,000    $(6,100)  $    (49,100)   $(54,200)
                                        =======   ======   =======    =======   ============    ========



  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.
                     STATEMENT OF CASH FLOWS
                  Year ended December 31, 2001


Cash flows from operating activities
  Net loss                                                  $ (79,301)
  Adjustments to reconcile net loss
    to net cash provided by operating activities:
     Depreciation                                              32,893
     Stock-based compensation                                   3,200
     Changes in operating assets and liabilities
       Accounts receivable                                      5,045
       Refundable income taxes                                (11,010)
       Other assets                                            16,754
       Accounts payable                                        41,691
       Accrued liabilities                                     (4,899)
                                                            ---------

               Net cash provided by operating activities        4,373

Cash flows from investing activities
  Expenditures for capital assets                             (12,857)

Cash flows from financing activities
  Proceeds from issuance of notes payable                      31,579
  Net change in line of credit                                 28,181
  Payments on notes payable and long-term debt                (10,338)
  Payments on capital lease obligations                       (27,795)
                                                            ---------

               Net cash provided by financing activities       21,627
                                                            ---------

               Net increase in cash and cash equivalents       13,143

Cash and cash equivalents at beginning of year                  6,276

Cash and cash equivalents at end of year                    $  19,419
                                                            =========

Supplemental cash flow information
  Cash paid during the year for interest                    $  27,674
  Cash paid during the year for income taxes                   11,010

Noncash investing and financing activities:

During the year ended December 31, 2001, the Company incurred capital lease obligations of approximately $64,000 for computer equipment and software.



  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.
                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 2001


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

 Nature of Business
 ------------------

 Virtually There, Inc. (the Company) is an Internet development firm focused on assisting businesses with the development and implementation of an on-line strategy and presence. With offices in Fort Worth, Texas, the Company provides expertise to multinational companies as well as small and mid-market companies in Texas.

 Cash Equivalents
 ----------------

 The Company considers investments with original maturity dates when purchased of ninety days or less to be cash equivalents.

 Income Taxes
 ------------

 The Company accounts for income taxes under the asset and liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities.

 Property and Equipment
 ----------------------

 Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of such property and equipment, which range from three to seven years.

 Revenue Recognition
 -------------------

 Revenue is recognized when the services are performed.

 Advertising Expense
 -------------------

 The Company expenses advertising costs as incurred. Total advertising expense was approximately $3,700 for the year ended
 December 31, 2001.

 Use of Estimates
 ----------------

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INCOME TAXES

 The Company has deferred tax assets of $6,376 that consist primarily of net operating loss carryforwards. A valuation allowance has been provided because of uncertainties regarding recovery. The provision for Federal income tax differs from the statutory rate due to nondeductible expenses and a change in the valuation allowance. At December 31, 2001, the Company has net operating loss carryforwards of approximately $23,000 expiring in 2021.


NOTE C - LINE OF CREDIT

 The Company has a $30,000 line of credit with a bank due upon demand, with interest payable monthly at a rate of 9.75%. The balance outstanding under the line of credit at December 31, 2001 was $28,181 and is collateralized by all assets of the Company.


NOTE D - NOTES PAYABLE

 The Company has notes payable to three stockholders and one former employee. The notes payable to stockholders, aggregating $30,536, carry an interest rate of 22% compounded daily, are payable on demand and are uncollateralized. The note payable to a former employee bears no interest and is uncollateralized.


NOTE E - LONG-TERM DEBT

 Long-term debt at December 31, 2001, consists of the following:

    Note payable to a bank bearing interest at 13.1%,
      monthly payments of principal and interest
      through February 2005, collateralized by office
      equipment                                              $ 8,571
    Note payable to a bank bearing interest at 12.1%,
      monthly payments of principal and interest
     through January 2004, collateralized by office
      equipment                                                3,723
                                                             -------
                                                              12,294
    Less current maturities                                   (4,004)
                                                             -------
                                                             $ 8,290
                                                             =======

 Future maturities of notes payable at December 31, 2001 are as follows:

                Year ending
                December 31,
                ------------

                    2002                 $  4,004
                    2003                    4,544
                    2004                    3,197
                    2005                      549
                                         --------

                                         $ 12,294
                                         ========


NOTE F - COMMITMENTS

 Operating Leases
 ----------------

 The Company leases certain office facilities and equipment under non-cancelable operating leases which expire through September 2006. Future minimum lease payments under non-cancelable leases with initial lease terms greater than one year are as follows:

               Year ending
               December 31,
               ------------

                   2002                 $  86,634
                   2003                    77,942
                   2004                    66,344
                   2005                    65,312
                   2006                    48,984
                                        ---------

                                        $ 345,216
                                        =========

 Rent expense under all operating leases was approximately
 $99,000 for the year ended December 31, 2001.

 Capital Leases
 --------------

 The Company leases office furniture, computer equipment and software under capital leases expiring through July 2004. The assets are carried at $124,102 less accumulated depreciation of $53,868 at December 31, 2001. Future minimum lease payments are as follows:

               Year ending
               December 31,
               ------------

                   2002                           $  44,912
                   2003                              39,704
                   2004                              11,392
                                                  ---------
                                                     96,008
                   Amount representing interest     (13,968)
                                                  ---------
                                                     82,040
                   Less current maturities          (35,285)
                                                  ---------

                                                  $  46,755
                                                  =========

NOTE G - LIQUIDITY MATTERS

 The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, as of December 31, 2001, the Company had current liabilities of $187,252, and current assets of $104,545, and a stockholders' deficit of $54,200.
 The Company incurred a net loss of $79,301 for the year ended
 December 31, 2001.

 The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitability. Management's plans with regards to these matters is to implement further cost-cutting measures, aggressively market its services, develop new products and revenue streams and seek additional sources of financing.

 The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE H - SUBSEQUENT EVENT

 In January 2002, the Company issued a promissory note to a related party in the amount of $60,000. The note matures in May 2004 with interest payable monthly. The note is secured by 42,500 shares of the Company's common stock owned by officers.

                      Virtually There, Inc.
                     UNAUDITED BALANCE SHEET
                         March 31, 2002


ASSETS
------
Current assets:                                   March 31, 2002
  Cash and cash equivalents                         $   27,784
  Accounts receivable, net                              66,155
  Other current assets                                  11,247
     Total current assets                              105,186
                                                  --------------

Fixed assets                                           174,328
Accum Dep                                             (100,539)
Other assets                                               265
                                                  --------------
     Total assets                                   $  179,240
                                                  ==============


LIABILITIES AND
  SHAREHOLDERS' EQUITY
----------------------
Current liabilities:
  Accounts payables                                 $   20,988
  Accrued expenses
  Other current liabilities                            247,798
                                                  --------------
     Total current liabilities                         268,786
                                                  --------------

Other long-term liabilities                             52,837
                                                  --------------
     Total liabilities                                 321,623
                                                  --------------

Shareholders' equity/(deficit):
  Common stock                                           1,000
  Accumulated deficit                                 (136,683)
  Treasury stock                                        (6,700)
                                                  --------------
     Total shareholders' equity/(deficit)             (142,383)
                                                  --------------
     Total liabilities and shareholders' equity     $  179,240
                                                  ==============



  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.
               UNAUDITED STATEMENTS OF OPERATIONS
           Three months ended March 31, 2001 and 2002



                                                          Three Months Ended
                                                  ----------------------------------
                                                  March 31, 2001      March 31, 2002
                                                  --------------      --------------
Web services                                      $      208,038      $      131,929
                                                  --------------      --------------
  Total revenues                                         208,038             131,929
                                                  --------------      --------------

Cost of sales                                              81,245             61,408
Selling, general and administrative expenses              181,064            149,171
                                                  ---------------     --------------
  Operating income (loss)                                 (54,271)           (78,650)
Other income (expense), net                                (1,541)            (8,934)

  Loss from continuing operations
    before income taxes                                   (55,812)           (87,584)
                                                  ---------------     --------------
Income tax expense (benefit)                                                       -
                                                  ---------------     --------------
  Loss from continuing operations                 $       (55,812)    $      (87,584)
                                                  ===============     ==============


  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.
               UNAUDITED STATEMENTS OF CASH FLOWS
           Three months ended March 31, 2001 and 2002


                                                                    Three Months Ended
                                                            ----------------------------------
                                                            March 31, 2001      March 31, 2002
                                                            --------------      --------------
Cash flow from operating activities
  Net loss                                                  $      (55,812)     $      (97,572)
  Adjustments to reconcile net loss to net cash provided
   by operating activities
     Depreciation and amortization                                   1,548              45,443
     Changes in operating assets and liabilities
     Accounts receivable                                            19,635              (1,069)
     Other current assets                                           13,520              (1,687)
     Accounts payable                                                4,001                (205)
     Other current liabilities                                      37,204             148,583
                                                            --------------      --------------

          Net cash provided by operating activities                 20,095              93,493

Cash flows from investing activities
  Purchase or sale of property and equipment                             -            (102,717)

Cash flows from financing activities
  Proceeds from long-term debt                                      (2,063)             22,109
  Repurchase of treasury stock                                           -              (4,520)
                                                            --------------      --------------
          Net cash used in financing activities                     (2,063)             17,589
                                                            --------------      --------------

               Net decrease in cash and cash equivalents            18,031               8,365

Cash and cash equivalents at beginning of period                     6,276              19,419
                                                            --------------      --------------

Cash and cash equivalents at end of period                  $       24,308      $       27,784
                                                            ==============      ==============

  The accompanying notes are an integral part of this statement

                      Virtually There, Inc.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS

The financial statements included herein have been prepared by us without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of VirtuallyThere, Inc. The results of operations and cash flows for the three months ended March 31, 2002, are not necessarily indicative of the results of operations or cash flows that may be reported for the year ended December 31, 2002.

       Report of Independent Certified Public Accountants


To the Board of Directors and Shareholders
Universal Data Technology, Inc.

We have audited the accompanying balance sheet of Universal Data Technology, Inc. as of December 31, 2001, and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Data Technology, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company had current liabilities of $1,846,379, and current assets of $658,923, and a shareholders' deficit of $822,756 at December 31, 2001. The Company incurred a net loss of $389,656 for the year ended December 31, 2001. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRANT THORNTON LLP

Dallas, Texas
January 25, 2002

                 Universal Data Technology, Inc.
                          BALANCE SHEET
                        December 31, 2001


                             ASSETS

                         CURRENT ASSETS

  Accounts receivable, net of allowance for
    doubtful accounts of $15,000                       $   652,559
  Other current assets                                       6,364
                                                       -----------
          Total current assets                             658,923

  Property and equipment - at cost, net                    139,094
  Goodwill, net                                            312,500
                                                       -----------

          Total assets                                 $ 1,110,517
                                                       ===========

              LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Bank overdraft                                       $    35,104
  Line of credit                                           300,000
  Current portion of long-term debt                        140,560
  Payable to factor                                        257,491
  Accounts payable                                         304,313
  Accrued expenses                                         808,911
                                                       -----------
          Total current liabilities                      1,846,379

LONG-TERM DEBT, net of current portion                      86,894

COMMITMENTS                                                      -

SHAREHOLDERS' DEFICIT
  Common stock - $0.01 par value; authorized
    1,000,000 shares; issued and outstanding,
    750,000 shares                                           7,500
  Additional paid-in capital                                 2,800
  Accumulated deficit                                     (833,056)
                                                       -----------
          Total shareholders' deficit                     (822,756)
                                                       -----------

          Total liabilities and shareholders' deficit  $ 1,110,517
                                                       ===========


  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
                     STATEMENT OF OPERATIONS
                  Year ended December 31, 2001


Revenue                                           $  5,641,758

Cost of services sold                                3,743,727
                                                  ------------
     Gross profit                                    1,898,031

Operating expenses
     General and administrative expenses             2,109,252
     Depreciation and amortization                      99,603
                                                  ------------
                                                     2,208,855
                                                  ------------

          Operating loss                              (310,824)

Other income (expense)
     Other income                                        1,321
     Interest expense                                  (80,153)
                                                  ------------
                                                       (78,832)
                                                  ------------

          NET LOSS                                $   (389,656)
                                                  ============



  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
          STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                  Year ended December 31, 2001




                                Common stock      Additional
                              ----------------      paid-in      Accumulated
                              Shares    Amount      capital        deficit        Total
                              -------   ------    ----------     -----------    ----------
Balances at January 1, 2001   750,000   $7,500    $    2,800     $   (98,400)   $  (88,100)

Distributions to shareholders       -        -             -        (345,000)     (345,000)

Net loss                            -        -             -        (389,656)     (389,656)
                              -------   ------    ----------     -----------    ----------

Balances at December 31, 2001 750,000   $7,500    $    2,800     $  (833,056)   $ (822,756)
                              =======   ======    ==========     ===========    ==========





  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
                     STATEMENT OF CASH FLOWS
                  Year ended December 31, 2001




Cash flows from operating activities
  Net loss                                             $(389,656)
  Adjustments to reconcile net loss
    to net cash provided by operating activities:
     Depreciation and amortization                        99,603
     Changes in operating assets and liabilities
       Accounts receivable                               339,957
       Other current assets                               (1,974)
       Bank overdraft                                     35,104
       Accounts payable                                 (161,563)
       Accrued expenses                                  258,621
                                                       ---------

          Net cash provided by operating activities      180,092

Cash flows from investing activities
  Purchases of property and equipment                    (16,833)

Cash flows from financing activities
  Decrease in payable to factor                         (359,701)
  Payments on debt  (332,546)
  Proceeds from issuance of debt                         610,000
  Distributions to shareholders                         (345,000)
                                                       ---------

          Net cash used in financing activities         (427,247)
                                                       ---------

          Net decrease in cash and cash equivalents     (263,988)

Cash and cash equivalents at beginning of year           263,988
                                                       ---------

Cash and cash equivalents at end of year               $       -
                                                       =========

Supplemental disclosure of cash paid for:
  Interest                                             $  80,153
  Income taxes                                         $       -



  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 2001


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES

 Nature of Business
 ------------------

 Universal Data Technology, Inc. (the Company) was formed in 1998 to provide a full range of e-Business consulting services to customers throughout the United States. The Company offers solutions ranging from enterprise web content management to full-scope portal and e-Commerce development.

 Income Taxes
 ------------

 Federal income taxes are payable personally by the shareholders of the Company pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, federal income taxes are not reflected in the accompanying financial statements.

 Property and Equipment
 ----------------------

 Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of such property and equipment, which range from three to ten years.

 Goodwill
 --------

 Goodwill, which represents the excess of the cost of purchased net assets over their fair value at the date of acquisition, is being amortized on a straight-line basis over eight years. Amortization expense charged to operations was $62,500 for the year ended December 31, 2001.

 In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Intangible Assets, which addresses the accounting for goodwill and other intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized, but will be tested for impairment annually and also in the event of an impairment indicator. SFAS 142 is effective for fiscal years beginning after December 31, 2001. The adoption of SFAS 142 will decrease amortization expense by approximately $62,500 per year.

 Revenue Recognition
 -------------------

 Revenue is recognized when the services are performed.

 Advertising Expense
 -------------------

 The Company expenses advertising costs as incurred. Total advertising expense was approximately $5,000 for the year ended
 December 31, 2001.

 Use of Estimates in the Preparation of Financial Statements
 -----------------------------------------------------------

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - PROPERTY AND EQUIPMENT

 Property and equipment are summarized as follows at December
 31, 2001:

     Furniture and equipment            $  214,306
     Leasehold improvements                 10,921
                                        ----------
                                           225,227
     Less accumulated depreciation         (86,133)
                                        ----------

                                        $  139,094
                                        ==========

 Depreciation expense was $37,103 for the year ended December
 31, 2001.


NOTE C - PAYABLE TO FACTOR

 The Company has an accounts receivable factoring arrangement with a financial services company. The agreement provides for advances on accounts receivable equal to the face value less a discount equal to 0.80% of the face amount. An additional discount of 0.20% is added for each additional 30-day period. Interest is charged on the advanced amount of receivables at a rate equal to the prime rate plus 2% (6.75% at December 31, 2001). Net advances on accounts receivable were approximately $257,000 at December 31, 2001. Interest and fees paid under this arrangement were $42,804 for the year ended December 31, 2001.


NOTE D - LONG-TERM DEBT


Note payable to Western Arkansas Planning and
  Development District, Inc., bearing interest at
  8.25%, payable in equal monthly installments of
  principal and interest through August 2004,
  collateralized by real property owned by a
  shareholder                                            $134,121

Note payable to a vendor, interest imputed at 8%,
  payable in monthly installments through June
  2002, uncollateralized                                   93,333
                                                         --------
                                                          227,454
  Less current maturities                                (140,560)
                                                         --------

                                                         $ 86,894
                                                         ========

 Future maturities of debt at December 31, 2001 are as follows:

                Year ending
                December 31,
                ------------

                    2002            $ 140,560
                    2003               51,274
                    2004               35,620
                                    ---------
                                    $ 227,454

NOTE E - LINE OF CREDIT

 The Company has a $300,000 line of credit with a bank.
 Interest is payable monthly at prime plus 1% (5.75% at December
 31, 2001), and the outstanding principal is due in May 2002.
 The line is collateralized by substantially all assets of the Company.


NOTE F - ACCRUED EXPENSES

 The Company is delinquent in remitting payroll taxes to the Internal Revenue Service for the period July through December 2001 in the amount of $482,000 at December 31, 2001. The Company has accrued approximately $86,000 of December 31, 2001, for total estimated penalties and interest.

NOTE G - OPERATING LEASES

 The Company leases office facilities under non-cancelable operating leases which expire in April 2002. Future aggregate minimum lease payments under operating leases with initial lease terms in excess of one year are approximately $32,000.

 Rent expense under all operating leases was approximately
 $89,000 for the year ended December 31, 2001.


NOTE H - EMPLOYEE BENEFITS

 The Company has a Simple Individual Retirement Plan (the Plan) under section 408(b) of the Internal Revenue Code. All employees are eligible to participate. Participants may make contributions to the Plan up to $6,000 per year. The Company will match the employee's elective deferral up to 1% of the employee's compensation up to $6,000. The Company's contributions were approximately $16,000 for the year, including approximately $12,000 which had been accrued but not paid at December 31, 2001. Contributions made by employees during 2001 in the approximate amount of $31,000 had not been paid by the Company to the Plan at December 31, 2001.

NOTE I - RELATED PARTY TRANSACTIONS

 The Company leases real property from a shareholder under a month-to-month lease. Rent expense was approximately $33,000 for the year ended December 31, 2001.


NOTE J - LIQUIDITY MATTERS

 The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company had current liabilities of $1,846,379 and current assets of $658,923, and a shareholders' deficit of $822,756 at December 31, 2001. For the year ended December 31, 2001, the Company incurred a net loss of $389,656.

 A major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operation of the Company, which in turn is dependent upon the Company's liquidity and its ability to succeed in its future operations. The financial statements do not include any adjustments relating the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

 To improve operations and liquidity, the Company has implemented various measures including cost reduction programs and increased sales efforts. Management believes that additional financing will be available to satisfy existing debt maturities. Although the effect of these measures is not assured, the Company believes that these measures will be sufficient to meet its operating requirements.

                 Universal Data Technology, Inc.
                     UNAUDITED BALANCE SHEET
                         March 31, 2002


ASSETS                                            March 31, 2002
------                                            --------------
Current assets:
  Cash and cash equivalents                       $      (38,298)
  Accounts receivable, net                               429,941
                                                  --------------
     Total current assets                                391,643
                                                  --------------

  Fixed assets, net                                      130,213
  Goodwill                                               312,500
  Other assets                                             4,390
                                                  --------------
     Total assets                                 $      838,746
                                                  ==============

LIABILITIES AND
  SHAREHOLDERS' EQUITY
----------------------
Current liabilities:
  Accounts payables                               $      381,480
  Accrued expenses                                       287,191
  Other current liabilities                              904,982
                                                  --------------
     Total current liabilities                         1,573,653
                                                  --------------

Long-term notes payable                                  218,804
                                                  --------------
     Total liabilities                                 1,792,457
                                                  --------------

Shareholders' equity/(deficit):
  Common stock                                                 5
  Additional paid-in capital                              10,295
  Accumulated deficit                                   (964,011)
                                                  --------------
     Total shareholders' equity/(deficit)               (953,711)
                                                  --------------
     Total liabilities and shareholders' equity   $      838,746
                                                  ==============



  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
               UNAUDITED STATEMENTS OF OPERATIONS
           Three months ended March 31, 2001 and 2002


                                          Three Months Ended
                                   --------------------------------
                                   March 31, 2001    March 31, 2002
                                   --------------    --------------
Web services                       $    1,342,341    $    1,023,288
                                   --------------    --------------
  Total revenues                        1,342,341         1,023,288
                                   --------------    --------------

Cost of sales                             827,672           567,073
Selling, general and
  administrative expenses                 488,073           461,816
                                   --------------    --------------
  Operating income (loss)                  26,596            (5,601)
Other income (expense), net              (141,291)          (35,354)
                                   --------------    --------------
  Loss from continuing operations
    before income taxes                  (114,695)          (40,955)
Income tax expense (benefit)                                      -
                                   --------------    --------------
  Loss from continuing operations  $     (114,695)   $      (40,955)
                                   ==============    ==============



  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
               UNAUDITED STATEMENTS OF CASH FLOWS
           Three months ended March 31, 2001 and 2002



                                                              Three Months Ended
                                                       ----------------------------------
                                                       March 31, 2001      March 31, 2002
                                                       --------------      --------------
Cash flow from operating activities
  Net loss                                             $     (114,694)     $     (130,955)
  Adjustments to reconcile net loss
    to net cash provided by operating activities
     Depreciation and amortization                                  8               1,974
     Changes in operating assets and liabilities
     Accounts receivable                                       89,534             222,618
     Accounts payable                                          76,611              77,167
     Accrued expenses                                         (22,586)           (521,720)
     Other current liabilities                                 16,345             171,827
                                                       --------------      --------------
          Net cash provided by operating activities            45,218            (179,089)

Cash flows from investing activities
  Purchase or sale of property and equipment                      207               8,881

Cash flows from financing activities
  Proceeds from long-term debt                                      -             131,910
                                                       --------------      --------------

     Net cash used in financing activities                          -             131,910
                                                       --------------      --------------


          Net decrease in cash and cash equivalents            45,425             (38,298)

Cash and cash equivalents at beginning of period              321,511                   -
                                                       --------------      --------------
Cash and cash equivalents at end of period             $      366,936      $      (38,298)
                                                       ==============      ==============



  The accompanying notes are an integral part of this statement

                 Universal Data Technology, Inc.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS

The financial statements included herein have been prepared by us without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of Universal Data Technology, Inc. The results of operations and cash flows for the three months ended March 31, 2002, are not necessarily indicative of the results of operations or cash flows that may be reported for the year ended December 31, 2002.

                   Edge Technology Group, Inc.
                         Introduction to
   Unaudited Combined Pro Forma Condensed Financial Statements The unaudited combined pro forma condensed financial information set forth below gives effect to the acquisition of The Visionary Group, Inc., Media Resolutions, Inc., VirtuallyThere, Inc. and Universal Data Technology, Inc. ("Acquisition Group") by Edge Technology Group, Inc. as if it had been completed on January 1, 2001, for purposes of the statements of operations, and as if it had been completed on March 31, 2002, for balance sheet purposes. The pro forma condensed financial statements are derived from the historical financial statements of Edge and the Acquisition Group.

Edge will account for the acquisitions under the purchase method of accounting. Accordingly, Edge will establish a new basis for the Acquisition Group's assets and liabilities based upon the fair values thereof and the Edge purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes. Edge may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

Edge is unaware of events, other than those disclosed in the pro forma notes that would require a material change to the preliminary purchase price allocation. However a final determination of the required purchase accounting adjustments will be made after completion of the acquisition and the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

                   Edge Technology Group, Inc.
                PRO FORMA CONDENSED BALANCE SHEET
                         MARCH 31, 2002
                           (UNAUDITED)
                             Note 1



                                                                           Historical
                                   --------------------------------------------------------------------------------------
                                   Edge Technology     The Visionary      UDT        VirtuallyThere           Media
                                     Group, Inc.         Group, Inc.      Inc.            Inc.           Resolutions,Inc.
                                   ---------------    --------------  -----------    --------------      ----------------
ASSETS
------
Current assets:
  Cash and cash equivalents        $       489,819    $       69,306  $   (38,298)   $       27,784      $         13,441
  Accounts receivable, net                       -           122,250      429,941            66,155                44,558
  Other current assets                      20,370             3,309            -            11,247                     -
                                   ---------------    --------------  -----------    --------------      ----------------
     Total current assets                  510,189           194,865      391,643           105,186                57,999
                                   ---------------    --------------  -----------    --------------      ----------------
Fixed assets, net                           31,631            54,297      130,213            73,789                45,854
Goodwill                                         -                 -      312,500                 -                     -
Other assets                                56,278            18,000        4,390               265                75,424
                                   ---------------    --------------  -----------    --------------      ----------------
     Total assets                  $       598,098    $      267,162  $   838,747    $      179,240      $        179,277
                                   ===============    ==============  ===========    ==============      ================

LIABILITIES AND
  SHAREHOLDERS' EQUITY
----------------------
Current liabilities:
  Accounts payables                $       473,455    $      199,632  $   381,481    $       20,988      $         15,139
  Accrued expenses                         234,582            67,094      287,191                 -                     -
  Other current liabilities                470,507           102,518      904,982           247,798                   727
                                   ---------------    --------------  -----------    --------------      ----------------
     Total current liabilities           1,178,544           369,244    1,573,654           268,786                15,866
                                   ---------------    --------------  -----------    --------------      -----------------
Long-term notes payable                  1,639,000                 -      218,804                 -                      -
Other long-term liabilities                      -                 -            -            52,837                 12,878
                                   ---------------    --------------  -----------    --------------      -----------------
     Total liabilities                   2,817,544           369,244    1,792,458           321,623                 28,744
                                   ---------------    --------------  -----------    --------------      -----------------

Shareholders' equity/(deficit):
  Series A preferred stock                       -                 -            -                 -                      -
  Common stock                             164,881             1,000            5             1,000                  1,000
  Additional paid-in capital            40,248,615                 -       10,295                                   38,200
  Accumulated deficit                  (42,632,941)         (103,083)    (964,011)         (136,683)               111,333
  Treasury stock                                 -                 -            -            (6,700)
                                   ---------------    --------------  -----------    --------------      -----------------
     Total shareholders'
       equity/(deficit)                 (2,219,446)         (102,083)    (953,712)         (142,383)               150,533
                                   ---------------    --------------  -----------    --------------      -----------------
     Total liabilities and
        shareholders' equity       $       598,098    $      267,162  $   838,747    $      179,240      $         179,277
                                   ===============    ==============  ===========    ==============      =================


                                                   Pro Forma
                                                  Adjustments        Note           Total
                                                  -----------    -----------    --------------
ASSETS
------
Current assets:
  Cash and cash equivalents                       $ 1,305,674    (2),(3),(4)    $    1,867,726
  Accounts receivable, net                           (429,941)           (4)           232,963
  Other current assets                                      -                           34,926
                                                  -----------                   --------------
     Total current assets                             875,733                        2,135,615
                                                  -----------                   --------------

Fixed assets, net                                           -                          335,783
Goodwill                                            3,010,919    (4),(5),(6)         3,323,419
Other assets                                          (60,668)       (4),(6)            93,689
                                                  -----------                   --------------
     Total assets                                 $ 3,825,983                   $    5,888,507
                                                  ===========                   ==============


LIABILITIES AND
  SHAREHOLDERS' EQUITY
-----------------------
Current liabilities:
  Accounts payables                               $  (412,899)   (4),(6),(7)    $      677,796
  Accrued expenses                                   (519,630)   (2),(4),(7)            69,237
  Other current liabilities                          (904,982)           (4)           821,550
                                                  -----------                   --------------
     Total current liabilities                     (1,837,511)                       1,568,583
                                                  -----------                   --------------
Long-term notes payable                              (957,804)       (2),(4)           900,000
Other long-term liabilities                           358,940        (3),(7)           424,655
                                                  -----------                   --------------
     Total liabilities                             (2,436,375)                       2,893,238
                                                  -----------                   --------------
Shareholders' equity/(deficit):
  Series A preferred stock                          4,458,464             (2)        4,458,464
  Common stock                                         13,534        (8),(11)          181,419
  Additional paid-in capital                          691,216        (8),(11)       40,988,326
  Accumulated deficit                               1,092,444             (8)      (42,632,941)
  Treasury stock                                        6,700             (8)                -
                                                  -----------                   --------------
     Total shareholders' equity/(deficit)           6,262,358                        2,995,268
                                                  -----------                   --------------
     Total liabilities and shareholders' equity   $ 3,825,983                   $    5,888,507
                                                  ===========                   ==============




See accompanying notes to pro forma condensed financial statements.

                   Edge Technology Group, Inc.
           PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  YEAR ENDED DECEMBER 31, 2001
                           (UNAUDITED)
                             Note 1


                                                                           Historical
                                   --------------------------------------------------------------------------------------
                                   Edge Technology     The Visionary      UDT        VirtuallyThere           Media
                                     Group, Inc.         Group, Inc.      Inc.            Inc.           Resolutions,Inc.
                                   ---------------     -------------  -----------   --------------      -----------------
Consulting services                $             -     $   3,375,840  $ 5,641,758   $            -      $               -
Web services                                     -                 -            -        1,051,288                282,574
Other revenue                                8,672                 -            -                -                      -
                                   ---------------     -------------  -----------   --------------      -----------------
Total revenues                               8,672         3,375,840    5,641,758        1,051,288                282,574
                                   ---------------     -------------  -----------   --------------      -----------------

Cost of sales                                    -         2,994,187    3,743,727          747,244                 58,516
Selling, general and
  administrative expenses                1,317,656           370,012    2,208,855          381,247                260,402
Bad debt expense                         1,400,000                 -            -                -                      -
Impairment of assets                     5,175,954                 -            -                -                      -
                                   ---------------     -------------  -----------   --------------      -----------------
    Operating income (loss)             (7,884,938)           11,641     (310,824)         (77,203)               (36,344)
Other income (expense), net               (136,622)          (17,948)     (78,832)         (13,108)                24,819

     Loss from continuing
       operations before income    ---------------     -------------  -----------   --------------      -----------------
       taxes                            (8,021,560)           (6,307)    (389,656)         (90,311)               (11,525)
Income tax expense (benefit)                     -            (1,632)           -           11,010                  1,720



                                   ---------------     -------------  -----------   --------------      -----------------
     Loss from continuing
       operations                       (8,021,560)           (7,939)    (389,656)         (79,301)                (9,805)
Provision for preferred
  stock dividend                                 -                 -            -                -                      -
                                   ---------------     -------------  -----------   --------------      -----------------
     Loss from continuing
       operations attributed to
       common stockholders         $    (8,021,560)    $      (7,939) $  (389,656)  $     (79,301)      $        (9,805)
                                   ===============     =============  ===========   ==============      =================

Loss per share from continuing
  operations   to common
  stockholders - basic and diluted $         (0.49)
Weighted average shares - basic
  and diluted                           16,279,316


                                                   Pro Forma
                                                  Adjustments        Note           Total
                                                  -----------    -----------    --------------
Consulting services                               $         -                   $    9,017,598
Web services                                                -                        1,333,862
Other revenue                                               -                            8,672
                                                  -----------                   --------------
Total revenues                                              -                       10,360,132
                                                  -----------                   --------------
Cost of sales                                               -                        7,543,674
Selling, general and administrative expenses                -                        4,538,172
Bad debt expense                                            -                        1,400,000
Impairment of assets                                        -                        5,175,954
                                                  -----------                   --------------
Operating income (loss)                                     -                       (8,297,668)
Other income (expense), net                                 -                         (221,691)
     Loss from continuing operations              -----------                   --------------
       before income taxes                                  -                       (8,519,359)
Income tax expense (benefit)                          (11,098)           (9)                 -
                                                  -----------                   --------------
     Loss from continuing operations                  (11,098)                      (8,519,359)
Provision for preferred stock dividend               (356,677)          (10)          (356,677)
     Loss from continuing operations              -----------                   --------------
       attributed to common stockholders          $  (367,775)                  $   (8,876,036)
                                                  ===========                   ==============

Loss per share from continuing operations
  to common stockholders - basic and diluted                                    $        (0.49)
Weighted average shares - basic and diluted         1,653,846           (11)        17,933,162




See accompanying notes to pro forma condensed financial statements.

                   Edge Technology Group, Inc.
           PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                THREE MONTHS ENDED MARCH 31, 2002
                           (UNAUDITED)
                             Note 1



                                                                           Historical
                                   --------------------------------------------------------------------------------------
                                   Edge Technology     The Visionary      UDT        VirtuallyThere           Media
                                     Group, Inc.         Group, Inc.      Inc.            Inc.           Resolutions,Inc.
                                   ---------------     -------------  -----------    --------------      ----------------
Consulting services                $           -       $     182,348  $ 1,023,288    $            -      $              -
Web services                                   -                   -            -           131,929                69,310
                                   -------------       -------------  -----------    --------------      ----------------
  Total revenues                               -             182,348    1,023,288           131,929                69,310
                                   -------------       -------------  -----------    --------------      ----------------

Cost of sales                                  -             220,808      567,073            61,408                     -
Selling, general and
  administrative expenses                248,382             186,897      461,816           149,171                83,428
                                   -------------       -------------  -----------    --------------      ----------------
  Operating income (loss)               (248,382)           (225,358)      (5,601)          (78,650)              (14,118)
Other income (expense), net              (35,151)             (2,946)     (35,354)           (8,934)               29,654
                                   -------------       -------------  -----------    --------------      ----------------
     Net loss                      $    (283,533)      $    (228,304) $   (40,955)   $      (87,584)     $         15,536
Provision for preferred
  stock dividend                               -                   -            -                 -                     -

     Net loss attributed to        -------------       -------------  -----------    --------------      ----------------
       common stockholders              (283,533)           (228,304)     (40,955)          (87,584)               15,536
                                   =============       =============  ===========    ==============      ================

Loss per share attributed
  to common stockholders
  - basic and diluted              $       (0.02)
Weighted average shares
  - basic and diluted                 16,279,316



                                                   Pro Forma
                                                  Adjustments        Note           Total
                                                  -----------    -----------    --------------
Consulting services                               $         -    $              $    1,205,636
Web services                                                -                          201,239
                                                  -----------                   --------------
  Total revenues                                            -                        1,406,875
                                                  -----------                   --------------

Cost of sales                                               -                          849,289
Selling, general and
  administrative expenses                                   -                        1,129,694
                                                  -----------                   --------------
  Operating income (loss)                                   -                         (572,109)
Other income (expense), net                                 -                          (52,731)
                                                  -----------                   --------------
     Net loss                                               -                         (624,840)
Provision for preferred
  stock dividend                                      (89,169)          (10)           (89,169)
                                                  -----------                   --------------
     Net loss attributed to
       common stockholders                        $    (89,169)                 $     (714,009)
                                                  ============                  ==============
Loss per share attributed
  to common stockholders
  - basic and diluted                                                           $        (0.04)
Weighted average shares
  - basic and diluted                                1,653,846          (11)        17,933,162




See accompanying notes to pro forma condensed financial statements.

   NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) The Company completed the acquisitions of four companies during April and May 2002 (see section "Item 2. Acquisition or Disposition of Assets"). Proceeds from the sale of preferred stock in April 2002 were used to make these acquisitions. The pro forma statements of these businesses reflect the sale of the Series A Convertible Preferred stock and the acquisitions as if they had occurred at March 31, 2002, for the Balance Sheet and at the beginning of the periods for the Statements of Operations.

(2) The Company issued $4,458,464 in Series A Preferred shares as described above (see section "April 2002 Series A Convertible Preferred Stock"). Net cash proceeds were $2,669,876, and Edge's notes to Sandera Partners, L.P. and Infinity Investors Limited were converted into Series A Preferred stock, including $1,639,000 of principal and $149,588 of interest. For more information about the Sandera and Infinity notes, please refer to Edge's 10-K filed with the Securities and Exchange Commission on April 16, 2002.

(3) Edge paid $1,402,500 in cash for its four acquisitions. In addition, the Company has recorded $370,000 in Other long-term liabilities to account for holdback provisions related to three of the transactions.

(4) To eliminate the assets not acquired and the liabilities not assumed of Universal Data Technology. The only assets acquired were Fixed assets of $130,213 and the only liabilities assumed were $72,390 of Accrued vacation expense.

(5) Goodwill increased by $3,010,918 as a result of the four acquisitions.

     Cash                                         $  1,402,500
     Common stock                                      756,250
     Deferred purchase obligations (holdbacks)       1,270,000
     Transaction costs (see Note 5 below)              113,735
     Liabilities assumed                                72,390
                                                  ------------
       Total purchase price                          3,614,875
     Less fair value of net assets acquired             36,281
     Liabilities paid                                  255,176
                                                  ------------
       Ending goodwill                               3,323,418
     Historical goodwill                              (312,500)
                                                  ------------
       Pro forma adjustment to goodwill           $  3,010,918
                                                  ============

(6) Edge reclassified $56,278 of pre-March 31, 2002 acquisition-related expenses to goodwill. Additionally, the Company recognized $57,457 incurred as acquisition-related expenses subsequent to March 31, 2002 as Accounts payable and increased Goodwill by the same amount to fully account for all transaction costs.

(7) Edge paid accounts payable of $88,875, accrued expenses of $155,241 and other long-term liabilities of $11,060 as part of the acquisition price it paid for the four companies.

(8) Eliminations of the equity accounts of the acquired companies.

(9) Income tax expenses of purchased companies would be eliminated due to the net loss reflected by the combined companies.

(10) Preferred dividends have been included based upon the assumption that the Series A Convertible Preferred financing occurred at the beginning of the periods. The pro forma 8% preferred dividend was $356,667 for 2001 and $89,169 for the first three months of 2002. These dividends have been included in the calculation of loss per share attributed to common stockholders.

(11) Edge issued 500,000 common shares (valued at $306,250) in the acquisition of Media Resolutions and 1,153,846 common shares (valued at $450,000) in the acquisition of VirtuallyThere.

                         INDEX OF EXHIBITS



EXHIBIT NUMBER      DESCRIPTION
--------------      --------------------------------------------

     3.1 Certificate of Incorporation of Edge, as amended (Incorporated by reference to Exhibit
                    3.1 to Amendment No. 2 to the Registrant's
                    Registration Statement on Form SB-2
                    (Registration No. 333-5193) effective July
                    24, 1996)

      3.2           Amended and Restated By-Laws of Edge
                    (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's
                    Registration Statement on Form SB-2
                    (Registration No. 333-5193) effective July
                    24, 1996)

      4.1           Form of Specimen Common Stock
                    Certificate (Incorporated by reference to
                    Exhibit 4.1 to Amendment No. 1 to the
                    Registrant's Registration Statement on Form
                    SB-2 (Registration No. 333-5193) effective
                    July 24, 1996)

      4.2 Form of Specimen Redeemable Warrant Certificate (Incorporated by reference to
                    Exhibit 4.2 to Amendment No. 1 to the
                    Registrant's Registration Statement on Form
                    SB-2 (Registration No. 333-5193) effective
                    July 24, 1996)

      4.3           Form of Warrant Agreement between Edge
                    and Whale Securities Co., L.P. (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

      4.4           Form of Warrant among American Stock
                    Transfer & Trust Company, Edge and Whale
                    Securities Co., L.P. (Incorporated by
                    reference to Exhibit 4.3 to the Registrant's
                    Registration Statement on Form SB-2
                    (Registration No. 333-5193) effective July
                    24, 1996)

      4.7           Form of Convertible Note issued to
                    investors in the Infinity Bridge Financing
                    (Incorporated by reference to Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed June 23, 1997)

      4.8           Form of Common Stock Purchase Warrant
                    issued to Vision Financial Group, Inc.
                    (Incorporated by reference to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-
                    QSB filed November 14, 1997)

      4.9 Form of Subscription and Securities Purchase Agreement dated April 1, 2002, between Edge Technology Group, Inc. and Purchasers as named therein. (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.)

      4.10          Certificate of Designation, Preference
                    and Rights of Series A Convertible Preferred
                    Stock of Edge Technology Group, Inc. dated
                    April 1, 2002.  (Previously filed on April
                    16, 2002, with the Registrant's Report on
                    Form 10-KSB for the year ended December 31, 2001.)

      4.11          Form of Common Stock Purchase Warrant
                    dated April 1, 2002, issued to purchasers of Series A Convertible Preferred Stock.
                    (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.)

      4.12          Registration Rights Agreement dated
                    April 1, 2002 pertaining to Series A
                    Convertible Preferred Stock (Previously filed on April 16, 2002, with the Registrant's
                    Report on Form 10-KSB for the year ended
                    December 31, 2001.)

      4.13 Letter Agreement dated April 1, 2002 pertaining to conversion of Infinity Note into shares of Common Stock (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.).

     10.1 License Agreement, dated March 1, 1995, between Great White Shark Enterprises, Inc. and Edge, as supplemented (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

     10.2 Amendment to License Agreement, dated as of June 3, 1997, by and among Edge, Greg Norman and Great White Shark Enterprises, Inc. (Incorporated by reference to Exhibit
                    99.1 to the Registrant's Current Report on
                    Form 8-K/A filed June 27, 1997)

     10.3 Amendment to License Agreement, dated as of January 1, 2000, by and among Edge, Greg Norman and Great White Shark Enterprises, Inc. (Previously filed on April 14, 2000 with Registrant's Report on Form 10-K for fiscal year ended December 31, 1999)

    *10.4           Employment Agreement, dated as of
                    May 1, 1996, between Thomas S. Peters and
                    Edge, as amended (Incorporated by reference
                    to Exhibit 10.5 to the Registrant's
                    Registration Statement on Form SB-2
                    Registration No. 333-5193) effective July 24,
                    1996)

    *10.5           Amended and Restated 1996 Stock
                    Option Plan (Incorporated by reference to our 1996 definitive Proxy Statement filed on April 7, 1997)

     10.6           Lease Agreement by and between Fairfax
                    Boca 92, L.P., a Georgia limited partnership, and Visual Edge Systems, Inc. for offices located at 901 Yamato Road, Boca Raton, Florida (Previously filed on April 14, 2000 with Registrant's Report on Form 10-K for fiscal year ended December 31, 1999)

     10.7           Assignment, dated April 19, 1996 from
                    Thomas S. Peters to Visual Edge (Incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form
                    SB-2 (Registration No. 333-5193) effective
                    July 24, 1996)

     10.8           Share and Warrant Purchase Agreement,
                    dated as of February 27, 1997, between Edge and Status-One Investments Inc. (Incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-24675) filed April 7, 1997)

     10.10          Registration Rights Agreement,
                    dated as of June 13, 1997, among Edge and the Funds (Incorporated by reference to Exhibit
                    99.2 to the Registrant's Current Report on
                    Form 8-K filed June 23, 1997)

     10.12          Purchase Agreement, dated as of
                    March 27, 1998, among Edge and Marion
                    Interglobal, Ltd. (Incorporated by reference to Exhibit 10.16 to the Registrant's Annual
                    Report on Form 10-K for the fiscal year ended
                    December 31, 1997)

     10.13         Registration Rights Agreement,
                    dated as of March 27, 1998, among Edge and Marion Interglobal, Ltd. (Incorporated by reference to Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

     10.18          Form of Warrant Certificate.
                    (Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed February 9, 1998)

     10.19          Amendment, dated as of December 31,
                    1998, to License Agreement dated as of March
                    1, 1995, by and between Greg Norman and Great White Shark Enterprises, Inc. and Edge, as amended on April 19, 1996, October 18, 1996 and June 3, 1997 (Incorporated by reference to Exhibit 10.19 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998)

     10.21          Sublease Agreement, dated as of
                    September 29, 1999, by and between Edge and Sensormatic Electronics Corporation
                    (Previously filed on April 14, 2000 with
                    Registrant's Report on Form 10-K for fiscal year ended December 31, 1999)

     10.22          Note and Security Agreement dated
                    as of December 14, 2000 between Edge and Catalyst Master Fund, L.P. (Previously filed on April 17, 2001, with the Registrant's Report of Form 10-KSB for the year ended December 31, 2000.)

     10.23          Agreement and Plan of Merger Among
                    Edge Technology Group, Inc., Visionary
                    Acquisition Corp., The Visionary Group, Inc.
                    and The Visionary Group Shareholders dated
                    April 8, 2002.  (Previously filed on April
                    16, 2002, with the Registrant's Report on
                    Form 10-KSB for the year ended December 31, 2001.)

     10.24          Agreement and Plan of Merger Among
                    Edge Technology Group, Inc., Media
                    Resolutions Acquisition Corp., Media
                    Resolutions, Incorporated and Media
                    Resolutions Shareholders dated April 11,
                    2002. (Previously filed on April 16, 2002, with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.)

     10.25          Agreement and Plan of Merger Among
                    Edge Technology Group, Inc., VT Acquisition
                    Corp., Virtually There, Inc. and the
                    shareholders of Virtually There, Inc. dated
                    May 30, 2002. (Previously filed on June 14,
                    2002 with the Registrant's Current Report on
                    Form 8-K)

     10.26          Asset Purchase Agreement by and
                    among Universal Data Technology, Inc., its
                    Shareholders, Edge Technology Group, Inc. and UDT Consulting, Inc. (Previously filed on June 14, 2002 with the Registrant's Current Report on Form 8-K)

     21.1          Subsidiaries of the Registrant dated
                    June 19, 2002 (filed herewith).